                                                                    EXHIBIT 99.1


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                            STOCK PURCHASE AGREEMENT

                                     between

                      SWISS RE AMERICA HOLDING CORPORATION

                                       and

                              ALLEGHANY CORPORATION

                          dated as of December 30, 1999

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

                                TABLE OF CONTENTS

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                                                                                                      Page
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
ARTICLE I.  DEFINITIONS .................................................................................1

       1.1. Definitions..................................................................................1

ARTICLE II.  PURCHASE AND SALE OF THE SHARES............................................................11

       2.1. Purchase and Sale of the Shares.............................................................11
       2.2. The Closing.................................................................................12
       2.3. Deliveries at the Closing...................................................................12
       2.4. Purchase Price Adjustment...................................................................13

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE SELLER..............................................15

       3.1. Organization and Qualification of the Seller................................................15
       3.2. Authorization, Validity and Enforceability..................................................15
       3.3. No Conflicts................................................................................16
       3.4. Consents and Approvals......................................................................16
       3.5. Organization and Qualification of the Company and the Continuing Subsidiaries...............16
       3.6. Capitalization of Company...................................................................17
       3.7. Capitalization of Subsidiaries..............................................................17
       3.8. Title to Shares.............................................................................18
       3.9. Corporate Minutes...........................................................................18
       3.10. Financial Statements.......................................................................18
       3.11. Liabilities................................................................................19
       3.12. Absence of Changes.........................................................................20
       3.13. Legal Proceedings..........................................................................22
       3.14. Compliance with Laws; Permits..............................................................23
       3.15. Insurance Permits; Regulatory Matters......................................................23
       3.16. Policy Forms and Rates.....................................................................24
       3.17. Agents and Producers; Fronting.............................................................24
       3.18. Reserves...................................................................................25
       3.19. Reinsurance and Retrocession Agreements....................................................26
       3.20. Contracts..................................................................................27
       3.21. Property and Assets........................................................................28
       3.22. Intellectual Property; Year 2000...........................................................28
       3.23. Investments................................................................................30
       3.24. Employee Benefit Plans.....................................................................30
       3.25. Employee Relations.........................................................................32
       3.26. Officers, Directors and Key Employees......................................................33
       3.27. Insurance Policies.........................................................................33
       3.28. Tax Matters................................................................................33
       3.29. Bank Accounts..............................................................................35
       3.30. Transactions with Affiliates...............................................................35
       3.31. Intercompany Accounts......................................................................35
       3.32. No Brokers.................................................................................36


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
       3.33. Environmental Matters......................................................................36
       3.34. Certain Matters Related to Accra Holdings..................................................36

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............................................37

       4.1. Organization of the Purchaser...............................................................37
       4.2. Authorization, Validity and Enforceability..................................................37
       4.3. No Conflicts................................................................................37
       4.4. Consents and Approvals......................................................................38
       4.5. Investment Intent...........................................................................38
       4.6. Financing...................................................................................38
       4.7. No Brokers..................................................................................38

ARTICLE V.  COVENANTS   ................................................................................38

       5.1. Conduct of Business.........................................................................38
       5.2. Access to Information; Consultation; Confidentiality........................................40
       5.3. Cooperation and Reasonable Best Efforts.....................................................41
       5.4. Consents and Approvals......................................................................41
       5.5. Notification of Certain Matters.............................................................41
       5.6. Press Releases..............................................................................42
       5.7. [Intentionally omitted].....................................................................42
       5.8. Interim Financial Statements and Investment Reports.........................................42
       5.9. Tax Matters.................................................................................43
       5.10. [Intentionally omitted]....................................................................45
       5.11. Insurance Coverage.........................................................................45
       5.12. Intercompany Accounts; Affiliate Agreements................................................45
       5.13. Corporate Records..........................................................................46
       5.14. Instruments................................................................................46
       5.15. No-Hire Covenant...........................................................................46
       5.16. Covenant Not To Compete....................................................................46
       5.17. Reinsurance and Retrocession Agreements....................................................47
       5.18. Distribution of Underwriters U.K. Shares...................................................48
       5.19. BN Sale....................................................................................48
       5.20. Options....................................................................................48
       5.21. Stay Bonuses; Severance; Other Plans.......................................................48
       5.22. Indemnification of Brokerage...............................................................50
       5.23. Transitional Assistance....................................................................50
       5.24. Certain Matters............................................................................50

ARTICLE VI.  CONDITIONS TO THE OBLIGATION OF THE PURCHASER
              TO CLOSE..................................................................................50

       6.1. Representations, Warranties and Covenants...................................................50
       6.2. Consents....................................................................................51
       6.3. No Proceedings..............................................................................51
       6.4. HSR Act.....................................................................................51
       6.5. Opinions of Counsel to the Seller...........................................................52


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

       6.6. Certificates................................................................................52
       6.7. Resignation of Directors....................................................................52
       6.8. Transfer Taxes..............................................................................52
       6.9. No Material Adverse Change..................................................................52
       6.10. Employment Agreements......................................................................52
       6.11. Retrocession Agreements....................................................................52

ARTICLE VII.  CONDITIONS TO THE OBLIGATIONS OF THE SELLER TO CLOSE......................................52

       7.1. Representations, Warranties and Covenants...................................................52
       7.2. Consents....................................................................................53
       7.3. No Proceedings..............................................................................53
       7.4. HSR Act.....................................................................................53
       7.5. Opinion of Counsel to the Purchaser.........................................................53
       7.6. Certificates................................................................................53

ARTICLE VIII.  INDEMNIFICATION..........................................................................53

       8.1. Survival....................................................................................53
       8.2. Indemnification of the Purchaser............................................................54
       8.3. Indemnification Provisions for Benefit of the Seller........................................57
       8.4. Matters Involving Third Parties Other Than Tax Claims.......................................57
       8.5. Matters Involving Tax Claims................................................................58
       8.6. Matters Not Involving Third-Party Claims....................................................59
       8.7. Collateral Source Recoveries................................................................59
       8.8. Purchase Price Adjustment...................................................................59
       8.9. Exclusive Remedy............................................................................59

ARTICLE IX.  TERMINATION................................................................................59

       9.1. Termination of Agreement....................................................................59
       9.2. Effect of Termination.......................................................................60

ARTICLE X.  MISCELLANEOUS...............................................................................61

       10.1. Notices....................................................................................61
       10.2. Fees and Expenses..........................................................................62
       10.3. Entire Agreement; Waivers and Amendments...................................................62
       10.4. Assignment; Binding Effect.................................................................62
       10.5. Severability...............................................................................62
       10.6. No Third-Party Beneficiaries...............................................................62
       10.7. Governing Law..............................................................................62
       10.8. Consent to Jurisdiction....................................................................63
       10.9. Waiver of Jury Trial.......................................................................63
       10.10. Interpretation............................................................................63
       10.11. Captions..................................................................................63
       10.12. Counterparts..............................................................................63
       10.13. Extension; Waiver.........................................................................63


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


EXHIBIT                 EXHIBIT NAME

   A                    Form of New Retro
   B                    Form of Opinion of Counsel to the Seller
   C                    Form of Opinion of Counsel to the Purchaser



SCHEDULE
NUMBER                  SCHEDULE NAME

   3.3                  No Conflicts
   3.4                  Consents and Approvals
   3.5                  Organization and Qualification
   3.6                  Capitalization of Company
   3.7                  Capitalization of Subsidiaries
   3.11                 Liabilities
   3.12                 Absence of Changes
   3.13                 Legal Proceedings
   3.14                 Compliance with Laws; Permits
   3.15                 Insurance Permits; Regulatory Matters
   3.17                 Agents and Producers; Fronting
   3.18                 Actuarial Reports
   3.19                 Reinsurance and Retrocession Agreements
   3.20                 Contracts
   3.21                 Property and Assets
   3.22                 Intellectual Property
   3.23                 Investments
   3.24                 Employee Benefit Plans
   3.25                 Employee Relations
   3.26                 Officers, Directors and Key Employees
   3.27                 Insurance Policies
   3.28                 Tax Matters
   3.29                 Bank Accounts
   3.30                 Transactions with Affiliates
   3.31                 Intercompany Accounts
   3.33                 Environmental Matters
   3.34                 Accra Matters
   4.3                  Purchaser Conflicts
   4.4                  Purchaser Consents and Approvals
   5.1                  Conduct of Business
   5.4                  Consents and Approvals
   5.9                  Tax Matters
   5.12                 Intercompany Accounts; Affiliate Agreements
   5.15                 No-Hire List


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

SCHEDULE
NUMBER                  SCHEDULE NAME

  5.17                  Reinsurance and Retrocession Agreements
  5.21                  Stay Bonuses
  6.2                   Consents
  6.10                  Employment Agreements

                            STOCK PURCHASE AGREEMENT

                     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 30, 1999 by and between Swiss Re America Holding Corporation, a Delaware corporation (the "Purchaser"), and Alleghany Corporation, a Delaware corporation (the "Seller").

                                    RECITALS

                     WHEREAS, the Seller owns 15,886,120 shares (the
"Shares") of the common stock, par value $.01 per share, of Underwriters Re Group, Inc., a Delaware corporation (the "Company"), which Shares constitute all of the outstanding capital stock of the Company; and

                     WHEREAS, the Purchaser wishes to purchase from the Seller, and the Seller wishes to sell to the Purchaser, the Shares, upon the terms and subject to the conditions set forth herein.

                     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                     1.1. Definitions. The following terms when used in this Agreement (including the Schedules and Exhibits hereto) shall have the following meanings:

                     "Accra Audited Financial Statements" means the audited GAAP Consolidated Balance Sheets of Accra Holdings and Underwriters Reinsurance Company (Barbados) Inc., as of September 30, 1999 and 1998, and the related Consolidated Statements of Operations, Consolidated Statements of Stockholder's Equity and Consolidated Statements of Cash Flows for the years then ended, including in each case the related notes and the auditor's report thereon.

                     "Accra Holdings" means Accra Holdings Corp., a Barbados company registered under the Exempt Insurance Act of Barbados.

                     "Actuarial Analyses" has the meaning set forth in Section 3.18(b).

                     "Additional Annual Financial Statements" means the unaudited GAAP consolidating balance sheets of the Company and its consolidated Subsidiaries, as of December 31, 1998 and 1997, and the related consolidating statements of operations for the years then ended.

                     "Additional Interim Financial Statements" means the unaudited GAAP consolidating balance sheets of the Company and its consolidated Subsidiaries, as of September 30, 1999 and 1998 and June 30, 1999 and 1998, and the related consolidating statements of operations for the periods then ended.

                     "Adjusted Closing Stockholder's Equity" has the meaning set forth in Section 2.4(a).

                     "Adverse Consequences" has the meaning set forth in Section 8.2(a).

                     "Affiliate" means with respect to any Person, any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person will be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                     "Affiliate Agreements" means the agreements set forth on
Schedule 3.30 hereto.

                     "Agency Subsidiaries" means the Continuing Subsidiaries of the Company that are identified as such on Schedule 3.5 hereto.

                     "Agreement" has the meaning set forth in the first paragraph of this Agreement.

                     "Applicable Insurance Code(s)" means all insurance laws that the Company and its Subsidiaries are subject to, including, but not limited to, the insurance laws of Barbados, Bermuda and Canada and those of the States of California, Nebraska, New Hampshire and Texas. In all cases, "Applicable Insurance Code(s)" shall include the rules and regulations promulgated under any of the foregoing.

                     "Applicable Insurance Department(s)" means all insurance regulatory agencies that the Company and its Subsidiaries are subject to the supervision of, including, but not limited to, those of Barbados, Bermuda and Canada and those of the States of California, Nebraska, New Hampshire and Texas.

                     "Applicable Rate" means a rate of interest equal to 8 1/2% per annum.

                     "Audited Financial Statements" means the audited GAAP Consolidated Balance Sheets of the Company and its Subsidiaries as of December 31, 1998 and 1997 and the related Consolidated Statements of Operations, Consolidated Statements of Stockholder's Equity and Consolidated Statements of Cash Flows for the years then ended, including in each case the related notes and the auditor's report thereon.

                     "Auto Treaty" has the meaning set forth in Section 8.2(a).

                     "Base Financial Statements" means collectively the December 31, 1998 Audited Financial Statements and the June 30, 1999 and September 30, 1999 Interim Financial Statements.

                     "Benefit Plans" has the meaning set forth in Section
5.21(e).


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

                     "BN Amount" means the amount, if any, by which (x) $184,603,050 exceeds (y) the net after-tax proceeds of the BN Sale.

                     "BN Sale" has the meaning set forth in Section 5.19.

                     "BN Stock" means the shares of common stock of Burlington Northern Santa Fe Corporation owned by the Company and the Continuing Subsidiaries as of the date hereof.

                     "Broker" has the meaning set forth in Section 3.17(a).

                     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to be closed.

                     "Center E&S Business" means the primary insurance policies underwritten by The Center E&S Insurance Agency, Inc., a Georgia corporation, and issued by Commercial Underwriters Insurance Company, a California corporation.

                     "Closing" has the meaning set forth in Section 2.2.

                     "Closing Balance Sheet" has the meaning set forth in
Section 2.4(a).

                     "Closing Date" has the meaning set forth in Section 2.2.

                     "Closing Stockholder's Equity" means total assets less total liabilities of the Company and the Continuing Subsidiaries as set forth on the Final Closing Balance Sheet.

                     "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

                     "Company" has the meaning set forth in the first Recital of this Agreement.

                     "Company Insurance Policies" has the meaning set forth in
Section 3.27.

                     "Company Options" has the meaning set forth in Section 5.20(a).

                     "Competing Business" has the meaning set forth in Section 5.16(a).

                     "Confidentiality Agreement" means the Confidentiality Agreement between Swiss Re America Corporation and the Company dated June 24, 1999.

                     "Consents" has the meaning set forth in Section 3.4.

                     "Continuing Domestic Subsidiaries" means the Continuing Subsidiaries excluding URC Representatives Ltd., URC Management Inc., URC International Inc. and Venton Underwriters (Bermuda) Ltd.

                     "Continuing Subsidiaries" means the Subsidiaries of the Company other than the Subsidiaries of the Company constituting Underwriters U.K.

                     "Contracts" means all written contracts, agreements, undertakings, indentures, notes, debentures, bonds, loans, instruments, leases, mortgages, commitments or binding arrangements.

                     "Credit Agreement" means the $350 million Credit Agreement, dated as of November 1, 1999, by and among the Company, Underwriters Reinsurance Company, a New Hampshire corporation, and Venton Underwriting Limited, a Bermuda exempted limited liability company, as Borrowers; Venton Underwriting Limited, Talbot Underwriting Limited, an English company, Underwriters Re Capital Ltd, an English company, Underwriters Reinsurance Company and certain wholly-owned subsidiaries of Underwriters Reinsurance Company, as Account Parties; the Company and Underwriters Reinsurance Company as Guarantors; the Banks listed therein; Mellon Bank, N.A., a national banking association, as Issuing Bank, as Administrative Agent for the Banks and for the Issuing Bank, and as a Co-Arranger; Dresdner Bank AG, New York Branch and Grand Cayman Branch, branches of a German banking corporation, as Documentation Agent; Dresdner Kleinwort Benson North America LLC, a Delaware limited liability company, as Co-Arranger; and First Union National Bank, a national banking association, as Syndication Agent; providing for up to $75 million of borrowings on a revolving credit basis (the "Revolving Credit Facility") and for issuance of up to $275 million of letters of credit (the "Letter of Credit Facility"), as the Credit Agreement may be amended, modified, or supplemented from time to time, together with any successor or replacement credit agreement.

                     "Differential" has the meaning set forth in Section 2.1(a).

                     "Employee" means each current full-time or part-time employee of the Company or any of its Continuing Subsidiaries, including any such employee who is on disability or leave of absence.

                     "Employment Agreements" has the meaning set forth in
Section 6.10.

                     "Environmental Claims" means any written notice, claim, action, suit, complaint or proceeding by any Person, other than any notice, claim, action, suit, complaint or proceeding arising out of, or based upon, an Insurance Contract, alleging liability or potential liability (including without limitation liability or potential liability for emergency actions, investigatory costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the handling, transportation, disposal, presence, discharge, emission, Release or, to the knowledge of the Seller, threatened Release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of the Subsidiaries, or (ii) the alleged violation of any Environmental Law or Permits issued thereunder by the Company or any of the Subsidiaries.

                     "Environmental Laws" means all applicable federal, state, local and foreign statutes, rules, regulations, ordinances, orders and decrees relating in any manner to Hazardous Materials, the contamination, pollution or protection of the environment or the protection of human health and welfare as now in effect, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic


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

Substances Control Act, the Emergency Planning and Community-Right-to-Know Act, and the Occupation Safety and Health Act.

                     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

                     "Estimated Adjusted Closing Stockholder's Equity" has the meaning set forth in Section 2.1(c).

                     "Estimated Purchase Price" has the meaning set forth in
Section 2.1(c).

                     "Final Closing Balance Sheet" means the Closing Balance Sheet as agreed to (or deemed to be agreed to) by the Seller and the Purchaser, as provided in Section 2.4(c), or, in the event that the Seller and the Purchaser are not able to agree, the Closing Balance Sheet as revised to reflect the Neutral Auditor's determination of the Unresolved Changes, as provided in
Section 2.4(d).

                     "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

                     "Governmental Entity" means any federal, state, local or foreign government, political subdivision, legislature, court, agency, department, bureau, commission or other governmental or regulatory authority, body or instrumentality, including any insurance or securities regulatory authority.

                     "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants or contaminants, which are listed, identified, or regulated by any Environmental Law.

                     "Home Insurance Department" means, in the case of each Insurance Subsidiary, the Insurance Department of the state where it is domiciled.

                     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                     "Indemnified Party" and "Indemnifying Party" have the respective meanings set forth in Section 8.4.

                     "Insurance Approvals" means the Purchaser Insurance Approvals and the Seller Insurance Approvals.

                     "Insurance Contracts" means all Contracts, treaties, policies or other written arrangements to which any of the Insurance Subsidiaries is a party or by or to which any of them is bound or subject providing for insurance, ceding or assumptions of reinsurance, excess insurance or retrocessions, including, without limitation, all insurance policies, reinsurance policies, and retrocession agreements, in each case as such Contract, treaty, policy or other written arrangement may have been amended, modified or supplemented, other than the Company Insurance Policies.

                     "Insurance Permit" means any Permit in any jurisdiction to issue, underwrite, assume, place, sell or otherwise transact the business of insurance or reinsurance.

                     "Insurance Subsidiaries" means the Continuing Subsidiaries of the Company that are actively engaged in the business of issuing contracts indemnifying against loss, liability or damage from contingent or unknown events or are otherwise licensed to conduct the business of insurance or reinsurance and are identified as such on Schedule 3.5 hereto.

                     "Intellectual Property Rights" has the meaning set forth in
Section 3.22(b).

                     "Interim Financial Statements" means the unaudited GAAP Consolidated Balance Sheets of the Company and its Subsidiaries as of September 30, 1999 and 1998 and June 30, 1999 and 1998 and the unaudited Consolidated Statements of Operations, Consolidated Statements of Stockholder's Equity and Consolidated Statements of Cash Flows for the periods then ended.

                     "Investment Broker" has the meaning set forth in Section 3.32.

                     "Investment Guidelines" has the meaning set forth in
Section 3.23.

                     "Investment Portfolio" has the meaning set forth in Section 5.8(b).

                     "Investments" has the meaning set forth in Section 3.23.

                     "IRS" means the Internal Revenue Service.

                     "KPMG" means KPMG LLP, certified public accountants.

                     "Latest Balance Sheet" means the balance sheet as of December 31, 1998 included in the Audited Financial Statements.

                     "Leased Real Property" has the meaning set forth in Section 3.21.

                     "Liability" and "Liabilities" have the meanings set forth in Section 3.11.

                     "Lien" means any lien, pledge, mortgage, security interest, charge, adverse claim or other encumbrance of any kind.

                     "London Life" means London Life and Casualty Reinsurance Corporation.

                     "Material Adverse Effect" means any material adverse effect on the business, operations, financial condition or results of operations of the Company and the Continuing Subsidiaries, taken as a whole, other than effects caused by (i) changes in general economic or securities market conditions, (ii) changes in interest rate levels, (iii) the identity of the Purchaser


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

as the buyer of the Company, (iv) the announcement of the purchase of the Company by the Purchaser or (v) the conduct of the Purchaser prior to the Closing.

                     "Material Contract" means any Contract required to be set forth as Schedule 3.20.

                     "Material Insurance Permit" has the meaning set forth in
Section 3.15.

                     "Material Permit" has the meaning set forth in Section
3.14.

                     "Millennium Functionality" has the meaning set forth in
Section 3.22(c).

                     "Neutral Auditors" has the meaning set forth in Section 2.4(d).

                     "New Retro" means the reinsurance agreement between London Life (or a comparable reinsurer acceptable to the Purchaser) and the Company substantially in the form attached hereto as Exhibit A and the related actions described on Exhibit A.

                     "Outbound Reinsurance Contract" has the meaning set forth in Section 3.19(a).

                     "Parachute Payment" has the meaning set forth in
Section 5.21(d).

                     "Parachute Payment Shortfall" has the meaning set forth in
Section 5.21(d).

                     "PBGC" means the Pension Benefit Guaranty Corporation.

                     "Permits" means all licenses, certificates of authority, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings under any applicable federal, state, local or foreign laws or with any Governmental Entities.

                     "Permitted Liens" means (i) Liens for water and sewer charges and taxes not yet due and payable or being contested in good faith (and, in each case, for which adequate accruals or reserves have been established by the Company and will be reflected on the Closing Balance Sheet, as the case may
be) and (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business with respect to a Liability that is not yet due or delinquent and that is not material in amount.

                     "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Entity or other entity or organization.

                     "Plan" means any "employee benefit plan" (as such term is defined in section 3(3) of ERISA), and any other retirement, pension, profit-sharing, thrift, savings, target benefit, employee stock ownership, cash or deferred, deferred or incentive compensation, bonus, stay bonus, stock option, employee stock purchase, phantom stock, stock appreciation, change in control, medical, dental, vision, psychiatric counseling, vacation, sick pay, disability or fringe benefit plan, program or arrangement in which any current or former officer or employee of the

Company or any of the Continuing Subsidiaries has participated, or as to which the Company or any of the Continuing Subsidiaries has any present or contingent liability with respect to.

                     "Pre-Closing Payments" has the meaning set forth in Section 5.21(d).

                     "Pre-Closing Tax Period" means any taxable period ending on or before the Closing Date and the portion of any Straddle Period for which the Seller is responsible as set forth in Section 8.2(b).

                     "Pre-Closing Taxes" has the meaning set forth in Section 8.2(b).

                     "Post-Closing 280G Payments" has the meaning set forth in
Section 5.21(d).

                     "Post-Closing Tax Period" means any taxable period beginning after the Closing Date and the portion of any Straddle Period for which the Seller is not responsible as set forth in Section 8.2(b).

                     "Predecessor Credit Agreement" means the Amended and Restated Credit Agreement, dated as of December 31, 1998, among the Company, the Lenders named therein and The First National Bank of Chicago, as Agent and in its individual capacity as a Lender, providing for up to $43 million of borrowings on a revolving credit basis.

                     "Predecessor Letter of Credit Agreement" means the Letter of Credit Facility and Reimbursement Agreement, dated as of October 23, 1998, by and among Venton Underwriting Group Limited, an English company, Venton Underwriting Limited, Talbot Underwriting Limited, the Company, Underwriters Reinsurance Company, the Banks (as defined therein), Mellon Bank, N.A., as Issuing Bank, as Administrative Agent and as a Co-Arranger, Dresdner Bank AG, New York and Grand Cayman Branches, as Documentation Agent, and Dresdner Kleinwort Benson North America LLC, as Co-Arranger; as amended by the First Amendment thereto, dated as of November 25, 1998, and the Second Amendment thereto, dated as of December 8, 1998, providing for the issuance of up to $225 million of letters of credit.

                     "Property" means any real, personal or mixed property, whether tangible or intangible.

                     "Proposed Contracts" has the meaning set forth in Section 3.20(b).

                     "Purchase Price" has the meaning set forth in Section
2.1(a).

                     "Purchaser" has the meaning set forth in the first paragraph of this Agreement.

                     "Purchaser Indemnitees" has the meaning set forth in
Section 8.2(a).

                     "Purchaser Insurance Approvals" means all Consents required to be obtained, made or given by the Purchaser pursuant to the Applicable Insurance Codes.

                     "Purchaser's Fee" has the meaning set forth in Section 4.7.

                     "PwC" means PricewaterhouseCoopers LLP.

                     "Reinsurance Contracts" means all Contracts, treaties, facultative certificates or other written arrangements to which any of the Insurance Subsidiaries is a party or by or to which any of them is bound or subject providing for ceding or assumption of reinsurance, or retrocessions, in each case as such Contract, treaty, facultative certificate or other written arrangement may have been amended, modified or supplemented.

                     "Release" has the meaning set forth in 42 U.S.C. Section 9601(22).

                     "Representatives" has the meaning set forth in Section 5.2(a).

                     "Required Closing" has the meaning set forth in Section 2.1(d).

                     "Reserve Study" means the Company's September 30, 1999 reserve study.

                     "Reserves" means the reserves held by the Insurance Subsidiaries for loss, loss adjustment expenses, incurred but not reported losses and loss adjustment expenses and unearned premiums.

                     "Resolution Period" has the meaning set forth in Section 2.4(c).

                     "SAP" means the statutory accounting practices prescribed or permitted by the Home Insurance Department of each of the Insurance Subsidiaries.

                     "Securities Act" means the Securities Act of 1933, as amended.

                     "Seller" has the meaning set forth in the first paragraph of this Agreement.

                     "Seller Indemnitees" has the meaning set forth in Section 8.3.

                     "Seller Insurance Approvals" means all Consents required to be obtained, made or given by the Seller, the Company or its Subsidiaries pursuant to the Applicable Insurance Codes.

                     "Seller Options" has the meaning set forth in Section 5.20(b).

                     "Seller's Fee" has the meaning set forth in Section 3.32.

                     "September 30 A&E Reserve Amount" has the meaning set forth in Section 2.4(a).

                     "Shares" has the meaning set forth in the first Recital of this Agreement.

                     "Statutory Statements" means the Annual Statements of each of the Insurance Subsidiaries (other than Agency Subsidiaries), as filed with its Home Insurance Department, for the years ended December 31, 1998 and 1997 and the individual Quarterly Statement of the Condition and Affairs of each of the Insurance Subsidiaries (other than Agency Subsidiaries), as filed with its Home Insurance Department, for the quarterly periods ended September 30, June 30 and March 31, 1999, in each case including all exhibits, interrogatories, notes and schedules thereto and any actuarial opinion, affirmation or certification filed in connection therewith.

                     "Stockholder's Equity" means total assets less total liabilities of the Company and its consolidated Continuing Subsidiaries.

                     "Straddle Period" has the meaning set forth in Section 8.2(b).

                     "Subsidiary" and "Subsidiaries" means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity in which such Person (i) owns, directly or indirectly, 50% or more of the outstanding voting securities, equity interests, profits interest or capital interest, (ii) is entitled to elect at least a majority of the board of directors or similar governing body, or (iii) in the case of a limited partnership or limited liability company, is a general partner or managing member, respectively.

                     "Surplus Contribution" has the meaning set forth in Section 2.1(b).

                     "Target Stockholder's Equity" means $440.7 million.

                     "Tax" and "Taxes" mean all income, profits, gains, gross receipts, net worth, premium, value added, ad valorem, sales, use, excise, stamp, transfer, franchise, withholding, payroll, employment, occupation, workers' compensation, disability, severance, unemployment insurance, social security and property taxes, and all other taxes, levies, fees, imposts, duties and charges of any kind whatsoever, together with any interest, penalties and additions thereto imposed by any Governmental Entity ("Taxing Authority"), including all amounts imposed as a result of being a member of an affiliated or combined group.

                     "Tax Claim" has the meaning set forth in Section 8.2(a).

                     "Tax Return" means all returns, reports, elections, estimates, declarations, information statements and other forms and documents (including all schedules, exhibits, and other attachments thereto) relating to, and required to be filed or maintained in connection with the calculation, determination, assessment or collection of, any Taxes (including estimated Taxes).

                     "Taxable Period" means any taxable year or any other period that is treated as a taxable year (including any taxable period ending on the Closing Date or beginning on the day following the Closing Date) with respect to which any Tax may be imposed under any statute, rule, or regulation.

                     "Third-Party Claim" has the meaning set forth in Section
8.4.

                     "Third-Party Intellectual Property Rights" has the meaning set forth in Section 3.22(b).

                     "Transfer Taxes" has the meaning set forth in Section 6.8.

                     "Treasury Regulations" means the final, temporary and proposed income tax regulations promulgated under the Code by the U.S. Treasury Department, as amended from time to time.

                     "Underwriters U.K." means Underwriters Holdings LLC, a Delaware limited liability company, and its Subsidiaries.

                     "Underwriters U.K. Carrying Value" means the carrying value of Underwriters U.K., determined in accordance with GAAP consistently applied, as of the date of the Underwriters U.K. Dividend.

                     "Underwriters U.K. Dividend" has the meaning set forth in
Section 5.18.

                     "Unresolved Changes" has the meaning set forth in Section 2.4(d).

                     "Venton Employees" has the meaning set forth in Section 5.21(a).

                     "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988.

                                   ARTICLE II.

                         PURCHASE AND SALE OF THE SHARES

                     2.1. Purchase and Sale of the Shares. (a) Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser agrees to purchase from the Seller, and the Seller agrees to sell, assign, transfer and deliver to the Purchaser, the Shares, free and clear of all Liens for a purchase price (the "Purchase Price") equal to the sum of (x) $725 million and (y) except as otherwise provided in Section 2.1(d), the amount of the Differential. The "Differential" is the amount (whether a positive number or a negative number) equal to Adjusted Closing Stockholder's Equity less Target Stockholder's Equity. The Purchase Price shall be paid in cash.

                     (b) In the event that, as a condition to receiving regulatory approval for the Underwriters U.K. Dividend, any Applicable Insurance Department requires a cash capital contribution to the Company and the Continuing Subsidiaries to be made by the Seller, or in the event that the Seller is advised by counsel in connection with the Underwriters U.K. Dividend that a cash capital contribution is legally required (in either event, the "Surplus Contribution"), the Seller shall make such Surplus Contribution prior to the Closing in an amount not in excess of the Underwriters U.K. Carrying Value.

                     (c) Not less than ten (10) Business Days prior to the date the Seller reasonably believes will be the Closing Date, the Seller shall deliver to the Purchaser a statement signed by its chief financial officer setting forth (i) its reasonable, good faith estimate of Stockholder's Equity as of the Closing Date after giving effect to the New Retro in accordance with Exhibit A and the BN Sale, calculated in accordance with GAAP consistently applied with the Base

Financial Statements as supplemented by the Reserve Study, (ii) a reconciliation of Stockholder's Equity as of the Closing Date to the consolidated balance sheet of the Company and its Continuing Subsidiaries for the quarter immediately preceding the Closing Date and (iii) a schedule of such estimated Stockholder's Equity as of the Closing Date calculated as provided in the preceding clause (i) adjusted to exclude the amount of any Surplus Contribution (as adjusted, "Estimated Adjusted Closing Stockholder's Equity"). At the Closing, subject to
Section 2.1(d), the Purchaser shall pay the Seller an amount in cash (the "Estimated Purchase Price") equal to (x) $725 million, less (y) the amount, if any, by which (i) Target Stockholder's Equity exceeds (ii) Estimated Adjusted Closing Stockholder's Equity, plus (z) the amount of the Surplus Contribution actually made prior to the Closing.

                     (d) If the Estimated Purchase Price computed pursuant to
Section 2.1(c) above is less than an amount equal to (x) $675 million plus (y) the Surplus Contribution actually made prior to the Closing less (z) the BN Amount, the Seller may elect to terminate this Agreement by delivering written notice to the Purchaser together with the statement of Estimated Adjusted Closing Stockholder's Equity. If the Seller so chooses to terminate this Agreement, the Purchaser, in its sole discretion, may nevertheless require the Seller to consummate the transactions contemplated hereby (a "Required Closing") by delivering written notice to the Seller to such effect within seven (7) Business Days after receipt of the Seller's written notice electing to terminate this Agreement; provided, however, that in the event of a Required Closing, the Estimated Purchase Price shall be equal to (x) $675 million plus (y) the Surplus Contribution actually made prior to the Closing less (z) the BN Amount; and provided further, that in the event of a Required Closing, the Purchase Price shall be deemed equal to the Estimated Purchase Price as determined by this sentence.

                     2.2. The Closing. Subject to the satisfaction or waiver of all of the conditions to closing set forth in Articles VI and VII, the closing (the "Closing") of the purchase and sale of the Shares hereunder shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York at 10:00 a.m., New York City time, on the last Business Day of the month in which all of the conditions set forth in Articles VI and VII (other than those conditions that are contemplated to be satisfied by the respective parties at the Closing itself) have been satisfied or waived, or at such other time or place as may be mutually agreed upon by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date."

                     2.3. Deliveries at the Closing. At the Closing:

                     (a) the Seller shall deliver to the Purchaser (i) certificates representing the Shares free and clear of all Liens, duly endorsed in blank for transfer or accompanied by stock powers duly endorsed in blank and with all appropriate stock transfer tax stamps affixed and (ii) all other documents and instruments required hereunder to be delivered by the Seller to the Purchaser at the Closing, including those set forth in Section 5.12; and

                     (b) the Purchaser shall (i) pay to the Seller the Estimated Purchase Price by wire transfer of immediately available funds to an account or accounts designated by the Seller in a written notice delivered to the Purchaser not later than two (2) Business Days prior to the Closing Date, and (ii) deliver to the Seller all other documents and instruments required hereunder to be delivered by the Purchaser to the Seller at the Closing.

                      2.4. Purchase Price Adjustment. (a) Except in the event of a Required Closing (in which case the Purchase Price shall be deemed equal to the Estimated Purchase Price for all purposes of this Agreement, and therefore the provisions of this Section 2.4 shall not apply), as soon as practicable, but in no event later than sixty (60) days following the Closing Date, the Seller shall prepare and deliver to the Purchaser (i) a consolidated balance sheet of the Company and the Continuing Subsidiaries as of the Closing Date which shall be audited by KPMG (the "Closing Balance Sheet"), (ii) a calculation of Closing Stockholder's Equity and (iii) a calculation of Adjusted Closing Stockholder's Equity ("Adjusted Closing Stockholder's Equity") which shall be equal to Closing Stockholder's Equity adjusted (x) to exclude the amount of any Surplus Contribution reflected on the Closing Balance Sheet, (y) to add an amount (but not less than zero) equal to (I) the sum of (A) the amount of A&E Reserves carried on the Closing Balance Sheet plus (B) any loss and expense paid on A&E claims during the period from September 30, 1999 through the Closing Date, less
(II) $74,300,000 (the amount of A&E Reserves carried on the balance sheet included in the September 30, 1999 Interim Financial Statements (the "September 30 A&E Reserve Amount")), and (z) to add the amount of any reduction in Closing Stockholder's Equity attributable to, or in respect of, accounting for the New Retro (attached as Exhibit A hereto) other than in accordance with Exhibit A (the Closing Balance Sheet, Closing Stockholder's Equity and Adjusted Closing Stockholder's Equity being collectively referred to herein as the "Closing Financial Data"). The Closing Balance Sheet shall be prepared in accordance with GAAP consistently applied with the Base Financial Statements as supplemented by the Reserve Study; provided, however, that whether or not required by GAAP, the Closing Balance Sheet will not give effect to the Employment Agreements. The Closing Balance Sheet shall be audited by KPMG, and the fees and expenses of KPMG incurred in connection with such audit shall be borne by the Seller.

                      (b) During the preparation of the Closing Balance Sheet, and the period of any review or dispute contemplated by this Section 2.4, the Purchaser shall (i) provide the Seller and the Seller's authorized Representatives with reasonable access to all relevant books, records, workpapers and Employees, (ii) cooperate with the Seller and the Seller's authorized Representatives, including the provision of all information necessary or useful in the preparation of the Closing Balance Sheet, and (iii) be entitled to freely observe and review the audit, including KPMG's workpapers, with full access to KPMG during the entirety of said audit (including during the planning stage).

                      (c) After receipt of the Closing Financial Data, the Purchaser shall have forty-five (45) days to review the Closing Financial Data, together with the workpapers used in the preparation thereof. Unless the Purchaser delivers written notice to the Seller on or prior to the 45th day after the Purchaser's receipt of the Closing Financial Data stating that the Purchaser objects to the Closing Balance Sheet, the calculation of Closing Stockholder's Equity or the calculation of Adjusted Closing Stockholder's Equity, and specifying the nature of such objections and the reasons therefor and the calculation of such Closing Financial Data, the Purchaser shall be deemed to have accepted and agreed to the Closing Financial Data and the

Closing Balance Sheet shall become the Final Closing Balance Sheet, and the Final Closing Balance Sheet and the calculation of Adjusted Closing Stockholder's Equity shall be final, binding and conclusive for purposes of determining the Purchase Price. The Purchaser may object to the Closing Balance Sheet or the calculation of Closing Stockholder's Equity only (x) to the extent that such Closing Balance Sheet or Closing Stockholder's Equity was not prepared in accordance with GAAP consistently applied with the Base Financial Statements or (y) with regard to Reserves, as stated in the last sentence of this Section 2.4(c). If the Purchaser so notifies the Seller of its objections to the Closing Financial Data, the parties shall, within twenty (20) days (or such longer period as the parties may agree) following such notice (the "Resolution Period"), attempt to resolve their differences arising from such objections, and any resolution by them as to any disputed amounts or methods, principles, practices or policies employed in the preparation thereof shall be final, binding and conclusive. The Company will continue to establish and book reserves through the Closing Date in a manner consistent with the Reserve Study; provided, that total A&E Reserves at the Closing will be not less than (x) the September 30 A&E Reserve Amount less (y) the amount of any loss and expense paid on A&E claims during the period from September 30, 1999 through the Closing Date. PwC has reviewed the methods, principles, practices and policies the Company has applied in establishing the historical reserves. The Seller agrees that the amount of carried Reserves relating to the Center E&S Business as of the Closing Date must be confirmed by PwC. The Purchaser and the Seller acknowledge that there is a difference of actuarial view regarding the Reserves for the Center E&S Business which is being settled through the New Retro. Except as to the matters addressed by the preceding sentence, the Purchaser has accepted the methods, principles, practices and policies the Company has applied in establishing historical reserves and the Purchaser acknowledges and agrees that it may raise objections to the Reserve amounts set forth on the Closing Balance Sheet only to the extent that the methods, principles, practices or policies used in establishing such amounts were inconsistent with the past practice of the Company as reflected in the Base Financial Statements as supplemented by the Reserve Study.

                     (d) Except as provided in Section 2.4(c) above with regard to the amount of carried Reserves relating to the Center E&S Business, any objections regarding the Closing Financial Data remaining in dispute at the conclusion of the Resolution Period ("Unresolved Changes") shall be submitted to Arthur Andersen or to such other certified public accounting firm of national reputation as the Purchaser and the Seller shall agree (but not KPMG or PwC) (the "Neutral Auditors"). All Unresolved Changes shall be submitted to the Neutral Auditors no later than ten (10) days after conclusion of the Resolution Period. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne pro rata by the Seller and the Purchaser in proportion to the allocation of the dollar amount of the Unresolved Changes between the Seller and the Purchaser made by the Neutral Auditors such that the prevailing party pays a lesser proportion of the fees and expenses. The Neutral Auditors shall act as an arbitrator to determine, based on the provisions of this Section 2.4, only the Unresolved Changes but their review of any Unresolved Changes shall be subject to the same limitations as are applicable to the Purchaser pursuant to Section 2.4(c) above. The Neutral Auditors' determination of the Unresolved Changes shall be made within thirty
(30) days after the submission of the Unresolved Changes thereto, and shall be set forth in a written statement delivered to the Seller and the Purchaser. The Closing Financial Data shall then be revised to reflect the Neutral Auditor's determination of the Unresolved Changes, whereupon the Closing Balance Sheet shall become the Final Closing Balance Sheet, and the Final Closing Balance Sheet and the calculation of Adjusted Closing Stockholder's Equity shall be final, binding and conclusive for purposes of determining the Purchase Price.

                     (e) Once the Final Closing Balance Sheet and the calculation of Adjusted Closing Stockholder's Equity are available, the Purchase Price shall be determined. If the Purchase Price exceeds the Estimated Purchase Price, the Purchaser shall pay to the Seller in cash, by wire transfer to an account specified by the Seller, the amount equal to the Purchase Price less the Estimated Purchase Price, together with interest on such amount at the Applicable Rate from the Closing Date through the date of payment. If the Purchase Price is less than the Estimated Purchase Price, the Seller shall pay to the Purchaser in cash, by wire transfer to an account specified by the Purchaser, the amount equal to the Estimated Purchase Price less the Purchase Price, together with interest on such amount at the Applicable Rate from the Closing Date through the date of payment. Such payment by the Purchaser to the Seller, or by the Seller to the Purchaser, as the case may be, shall be made within five (5) Business Days after the date that the Final Closing Balance Sheet becomes available.

                     (f) The Purchaser and the Seller shall make good faith efforts to comply with the timing and response requirements set forth in this
Section 2.4, but, in the absence of bad faith, neither party shall be deemed to have waived its rights under the Purchase Price adjustment provisions as contemplated herein on the basis of technical violations of timing or response requirements.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                     The Seller hereby represents and warrants to the Purchaser as follows:

                     3.1. Organization and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate its assets and Properties (including, without limitation, the Shares) and to conduct its business as currently being conducted. The Seller is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the nature of its business or the ownership of its Properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Seller to execute and deliver this Agreement, to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                     3.2. Authorization, Validity and Enforceability. The Seller has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including, without limitation, the sale of the Shares hereunder. The execution, delivery and performance of this

Agreement by the Seller and the consummation of the transactions contemplated hereby by the Seller have been duly and validly authorized by all necessary corporate action on the part of the Seller and no other corporate proceedings on the part of the Seller (including any proceedings on the part of the stockholders of the Seller) are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

                     3.3. No Conflicts. Assuming compliance with the matters referred to in Section 3.4 below, except as set forth in Schedule 3.3, the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of, constitute a default under (or an event that with the giving of notice or the lapse of time or both would constitute a default under), or give rise to any right of termination or acceleration of any right or obligation of the Seller, the Company or any of the Continuing Subsidiaries under, or result in the creation or imposition of any Lien upon any assets or Properties (including, without limitation, the Shares) of the Seller, the Company or any of the Continuing Subsidiaries by reason of the terms of (a) the certificate or articles of incorporation or bylaws of the Seller, the Company or any of the Continuing Subsidiaries, (b) any material Contract to which any of the Seller, the Company or its Subsidiaries is a party or by or to which any of them or their assets or Properties (including, without limitation, the Shares) may be bound or subject, (c) any applicable order, writ, judgment, injunction, award, decree, law, statute, ordinance, rule or regulation or (d) any other Permit of any of the Seller, the Company or any of the Continuing Subsidiaries other than, in the case of each of (b), (c) and (d), any such items that would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Seller to execute and deliver this Agreement, to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                     3.4. Consents and Approvals. Except as required under the HSR Act and as set forth in Schedule 3.4, which includes a list of all Seller Insurance Approvals, no consent, approval, authorization, license or order of, registration or filing with, or notice to, any Governmental Entity or any other Person (collectively, "Consents") is necessary to be obtained, made or given by the Seller, the Company or its Subsidiaries in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of its obligations hereunder and the consummation of the transactions contemplated hereby, other than such Consents which, if not obtained or made, would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Seller to execute and deliver this Agreement, to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                     3.5. Organization and Qualification of the Company and the Continuing Subsidiaries. Schedule 3.5 lists each of the Company's directly and indirectly owned Continuing Subsidiaries and identifies the Insurance Subsidiaries and the Agency Subsidiaries. Except as set forth in Schedule 3.5, the Company and each of its Continuing Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have all requisite corporate power and authority to own their Properties and to conduct their respective businesses as currently being conducted. The Company and each of its Continuing Subsidiaries are duly qualified and in good standing as a foreign corporation in all jurisdictions in which the nature of their respective businesses or the ownership of their respective Properties makes such qualification necessary, in each case with such exceptions as would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. All such jurisdictions are listed in Schedule 3.5. The Seller has heretofore made available to the Purchaser true and complete copies of the certificate of incorporation, including all amendments thereto, and bylaws, as currently in effect, of the Company and each of the Continuing Subsidiaries. Except as set forth in Schedule 3.5, neither the Company nor any of the Continuing Subsidiaries has any material interest in any Person or other equitable or proprietary interest in any other entity or enterprise (other than those held in the Investment Portfolio).

                     3.6. Capitalization of Company. (a) Schedule 3.6 sets forth the designation, par value and the number of authorized, issued and outstanding shares of capital stock of the Company. The issued and outstanding capital stock of the Company consists solely of the Shares. Except as set forth in Schedule 3.6, no other class of equity securities, preferred stock, bonds, debentures, notes, other evidences of indebtedness for borrowed money or other securities of any kind of the Company (except for the Shares) is authorized, issued or outstanding. All of the Shares are duly authorized, validly issued, fully paid and non-assessable, and are owned of record and beneficially by the Seller, free and clear of any Lien (other than any restrictions on the transferability of the Shares expressly provided in Applicable Insurance Codes, the Securities Act and any applicable state securities laws).

                     (b) The Company has not issued any securities in violation of any preemptive or similar rights. Except for this Agreement and except as set forth in Schedule 3.6, there are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind (absolute, contingent or otherwise) to purchase or otherwise receive, nor are there any securities or instruments of any kind convertible into or exchangeable for, any capital stock (including, without limitation, outstanding, authorized but unissued, unauthorized, treasury or other shares thereof) or other equity interest or evidence of indebtedness for borrowed money of the Company. Except as set forth in Schedule 3.6, neither the Company nor the Seller is a party to any agreement with a third party which places any restriction upon, or which creates any voting trust, proxy, or other agreement or understanding with respect to, the voting, purchase, redemption, acquisition or transfer of, or the declaration or payment of any dividend or distribution on, the Shares.

                     3.7. Capitalization of Subsidiaries. (a) Schedule 3.7 sets forth the designation, par value and the number and authorized, issued and outstanding shares of capital stock for each of the Continuing Subsidiaries and the number and percentage ownership interest of the Company in each such Continuing Subsidiary. No other class of equity securities, preferred stock, bonds, debentures, notes, other evidences of indebtedness for borrowed money or other securities of any kind of any of the Continuing Subsidiaries is authorized, issued or outstanding. All of the outstanding shares of capital stock of each of the Continuing Subsidiaries are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Schedule 3.7, all of the outstanding shares of capital stock of each of the Continuing Subsidiaries is owned of record and beneficially by the Company or one or more of its Continuing Subsidiaries, in each case free and clear of any Lien.

                     (b) The Continuing Subsidiaries have not issued any securities in violation of any preemptive or similar rights. Except as set forth in Schedule 3.7, there are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind (absolute, contingent or otherwise) to purchase or otherwise receive, nor are there any securities or instruments of any kind convertible into or exchangeable for, any capital stock (including, without limitation, outstanding, authorized but unissued, unauthorized, treasury or other shares thereof) or other equity interest or evidence of indebtedness for borrowed money of any of the Continuing Subsidiaries. Except as set forth in Schedule 3.7, neither the Company nor any of the Continuing Subsidiaries is a party to any agreement with a third party (other than the Company or another Continuing Subsidiary) which places any restriction upon, or which creates any voting trust, proxy, or other agreement or understanding with respect to, the voting, purchase, redemption, acquisition or transfer of, or the declaration or payment of any dividend or distribution on, any shares of any of the Continuing Subsidiaries' capital stock. To the knowledge of the Company, except as set forth in Schedule 3.7 or as provided in the Applicable Insurance Codes, there are no restrictions upon, or voting trusts, proxies, or other agreements or understandings with respect to, the voting, purchase, redemption, acquisition or transfer of, or the declaration or payment of any dividend or distribution on, any shares of capital stock of any of the Continuing Subsidiaries.

                     3.8. Title to Shares. The sale and delivery of the Shares as contemplated by this Agreement are not subject to any preemptive right or right of first refusal or other right or restriction (other than any restrictions on transferability of the Shares provided in the Applicable Insurance Codes, the Securities Act and any applicable state securities laws). Upon the delivery of the Shares as provided in Section 2.3, the Purchaser will acquire title to each of the Shares, free and clear of any Lien (other than any restrictions on transferability of the Shares expressly provided in the Applicable Insurance Codes, the Securities Act and any applicable state securities laws).

                     3.9. Corporate Minutes. The Seller has heretofore made available to the Purchaser true and complete copies, or the complete original, of the minute books of the Company and its Continuing Subsidiaries.

                     3.10. Financial Statements. (a) The Seller has heretofore delivered to the Purchaser true and complete copies of the Audited Financial Statements, the Interim Financial Statements, the Additional Annual Financial Statements, the Additional Interim Financial Statements and the Statutory Statements.

                     (b) The Audited Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as may be indicated in the notes thereto regarding the adoption of new accounting policies). The Audited Financial Statements have been audited by KPMG, and present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of operations of the Company and its Subsidiaries for the respective periods then ended. The Additional Annual Financial Statements were prepared in accordance with GAAP consistently applied throughout the periods involved. The Additional Annual Financial Statements do not contain any footnote disclosures but otherwise are fairly stated in accordance with GAAP in all material respects, in relation to the Audited Financial Statements taken as a whole.

                     (c) The Interim Financial Statements were prepared in accordance with GAAP consistently applied throughout the periods involved and in a manner consistent with that employed in the Audited Financial Statements. The Interim Financial Statements do not contain any footnote disclosures and are subject to normal recurring year-end adjustments, but otherwise present fairly in all material respects the consolidated financial condition and consolidated results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated therein except as otherwise set forth therein. The Additional Interim Financial Statements were prepared in accordance with GAAP consistently applied throughout the periods involved and in a manner consistent with that employed in the Additional Annual Financial Statements. The Additional Interim Financial Statements do not contain any footnote disclosures and are subject to normal recurring year-end adjustments, but otherwise are fairly stated in accordance with GAAP in all material respects, in relation to the Interim Financial Statements taken as a whole.

                     (d) The Statutory Statements were prepared in accordance with SAP of the Home Insurance Department of each Insurance Subsidiary consistently applied throughout the periods involved (except as may be indicated in the notes thereto regarding the adoption of new accounting policies), have been audited by KPMG and present fairly, in accordance with SAP of the Home Insurance Department of each Insurance Subsidiary, the statutory financial position of the Insurance Subsidiaries at the respective dates thereof and the results of operations of the Insurance Subsidiaries for the respective periods then ended, except that the quarterly Statutory Statements of the individual Insurance Subsidiaries have not been audited and are subject to normal recurring year-end audit adjustments. The Statutory Statements complied in all material respects with SAP of the Home Insurance Department of each Insurance Subsidiary and were complete and correct in all material respects when filed, and no material deficiency has been asserted in writing with respect to any of the Statutory Statements by any insurance regulatory authority.

                     3.11. Liabilities. (a) Except for Liabilities pursuant to Insurance Contracts, (i) neither the Company nor any of its Subsidiaries has any direct or indirect indebtedness, liability, or other obligation, whether fixed or unfixed, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities") that would be required by GAAP to be and were not reflected or reserved against in the Latest Balance Sheet, and no such Liabilities have arisen since December 31, 1998 and (ii) to the knowledge of the Seller, neither the Company nor any of its Subsidiaries had any such Liabilities that are material whether or not required by GAAP to be reflected or reserved against in the Latest Balance Sheet, and no such Liabilities have arisen since December 31, 1998, other than in the case of clauses (i) and (ii), (A) Liabilities set forth in Schedule 3.11,

(B) Liabilities incurred since December 31, 1998 in the ordinary course of business and consistent with past practice, none of which, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect, or (C) Liabilities arising under or resulting from this Agreement; provided, however, that no representation is made in this Section 3.11 as to Reserves.

                     (b) Except as set forth in Schedule 3.11, no proceedings related to rate roll-backs or premium refunds are pending against any of the Insurance Subsidiaries or, to the knowledge of the Seller, threatened, except for proceedings which would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and its Insurance Subsidiaries has paid in full all guaranty fund assessments. Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, no claim or assessment is pending or, to the knowledge of the Seller, threatened against any Insurance Subsidiary which is peculiar or unique to such Insurance Subsidiary by any state insurance guaranty association in connection with such association's fund relating to insolvent insurers, except for such claims and assessments which, if determined adversely, would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

                     3.12. Absence of Changes. (a) Except as set forth in
Schedule 3.12 or any other Schedule hereto, since September 30, 1999, no change or event has occurred or condition exists that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect.

                     (b) Except as set forth in Schedule 3.12 or any other Schedule hereto and except for the transactions contemplated hereby, between December 31, 1998 through the date hereof, the Company and its Continuing Subsidiaries have operated their businesses in the ordinary course of business consistent with past practice.

                     (c) Except as set forth in Schedule 3.12 and for the transactions contemplated hereby, since December 31, 1998, neither the Company nor any of the Continuing Subsidiaries has:

                     (i) amended its certificate or articles of incorporation, bylaws or other charter or organization document, or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock;

                     (ii) except pursuant to Insurance Contracts and except for borrowings made under the Credit Agreement, the Predecessor Credit Agreement and the Predecessor Letter of Credit Agreement, issued or sold, or issued or sold any options, warrants, calls or other rights of any kind to purchase or otherwise receive, or issued or sold any securities or instruments convertible into or exchangeable for, or entered into any Contract to issue or sell, any capital stock or other equity interest or any bonds, debentures, notes, other evidences of indebtedness for borrowed money or other securities of any kind, including, without limitation, any stock options or stock appreciation rights;

                     (iii) declared, paid or set aside any sum for any dividends or declared or made any other distributions of any kind (whether in cash, stock, Property, any combination thereof or otherwise) to its stockholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests or any bonds, debentures, notes, other evidences of indebtedness for borrowed money, options, warrants, other rights to acquire capital stock or other securities of any kind;

                     (iv) other than in amounts below $100,000 individually or $500,000 in the aggregate, incurred any indebtedness for borrowed money or entered into any Contract to borrow money or guarantee any Liability for borrowed money;

                     (v) made any material change in its accounting methods or practices (other than with respect to the establishment of Reserves) or made any material change in depreciation or amortization policies or rates adopted by it;

                     (vi) made any material changes in its indemnity, underwriting, reinsurance, marketing, investment or claims adjusting, settlement, processing or payment policies and practices or the lines of business in which it engages, or types of risks it underwrites, or the geographic areas in which it conducts business;

                     (vii) suffered any damage, destruction, casualty or loss, whether covered by insurance or not, affecting any of its Property, which has had or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

                     (viii) terminated, failed to renew, received any written notice (that was not subsequently withdrawn) of termination or failure to renew, or intention to terminate or fail to renew, amended, altered, modified, suffered the occurrence of any default under, failed to perform any Liabilities or obligations under, or waived or released any rights under, any Contract (excluding Insurance Contracts and excluding Plans) which has had or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

                     (ix) forgiven or permitted any cancellation of any material claim, debt or account receivable, or effected the release of any material right or claim;

                     (x) directly or indirectly made any payment, discharge or satisfaction of any Liability before the same became due in accordance with its terms, other than in the ordinary course of business consistent with past practice, or as fully reflected or reserved against in the Audited Financial Statements, the Interim Financial Statements and the Statutory Statements for periods ended prior to the date hereof;

                     (xi) made any revaluation of any assets or Properties or write-down or write-off of the value of any assets or Properties or change in the basis of valuation thereof (including, without limitation, any receivables) in an amount in excess of $75,000 individually or $350,000 in the aggregate;

                     (xii) made any loan or advance to any Person, other than loans or advances made in the ordinary course of business consistent with past practice, in an amount below $75,000 individually or $350,000 in the aggregate;

                     (xiii) other than in the ordinary course of business consistent with past practice, increased or agreed to increase any salary, wages, bonus, severance, compensation, pension or other benefits payable or to become payable, or granted any severance or termination payments or benefits, to any of its current or former officers, directors, Employees, consultants, agents or other representatives, or increased any of the above forms of compensation for the benefit of any class of Employees generally;

                     (xiv) entered into any collective bargaining agreement or any other Contract with any labor union or association representing any Employee, or been subjected to any strike, picket, work stoppage, work slowdown, labor dispute or other labor trouble;

                     (xv) entered into any joint venture or partnership arrangement with any Person;

                     (xvi) entered into any material Contract or transaction (including, without limitation, any capital expenditure, capital financing or sale of assets, but excluding Insurance Contracts and Plans);

                     (xvii) purchased or agreed to purchase, or sold or agreed to sell, or leased or agreed to lease, any assets or Properties of any Person, other than in the ordinary course of business;

                     (xviii) accelerated the collection, or sale to third parties, of any material amounts of receivables, or delayed the payment of any material amounts of payables; or

                     (xix) entered into any Contract, whether in writing or otherwise, to do any of the foregoing.

                     3.13. Legal Proceedings. Except as set forth in Schedule 3.13, there is no action, suit, claim, arbitration, Environmental Claim, proceeding, inquiry or investigation pending or, to the knowledge of the Seller, threatened against the Seller, the Company or its Subsidiaries or any of their respective assets or Properties, by or before any court, other Governmental Entity or arbitrator, other than actions, suits, claims or proceedings (i) arising out of, or based upon, Insurance Contracts (except for such actions, suits, claims or proceedings that assert a cause of action based upon action allegedly taken in bad faith by the Company or by one of its Continuing Subsidiaries or, to the knowledge of the Seller, by any agent or broker acting on behalf of the Company or any of its Continuing Subsidiaries which, if adversely determined, would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect) or (ii) which, if adversely determined, would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 3.13, there is no outstanding order, writ, judgment, injunction, fine, award, determination or decree of any court, other Governmental Entity or arbitrator against the Seller, the Company or its Subsidiaries or any of their respective assets or Properties which would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

                     3.14. Compliance with Laws; Permits. Except as set forth on
Schedule 3.14, each of the Company and the Subsidiaries is in compliance with
(a) the terms of its certificate or articles of incorporation, bylaws or other charter or organization documents, (b) all applicable laws, statutes, ordinances, rules, regulations or other legal requirements, whether federal, state, local or foreign, (c) all applicable orders, writs, judgments, injunctions, awards, determinations and decrees of any court, other Governmental Entity or arbitrator and (d) its Permits (other than Insurance Permits, which are the subject of Section 3.15 and as to which no representations are made in this Section 3.14), except, in the case of clauses (b), (c) and (d), where the failure to comply would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.14, since December 31, 1996, neither the Seller nor any senior officer of the Company or any of the Continuing Subsidiaries has received written notice of any violation of, or default under, (a) any law, statute, ordinance, rule, regulation or other legal requirement, (b) any order, writ, judgment, injunction, award, determination or decree of any court, other Governmental Entity or arbitrator, or (c) any of its Permits, except, in the case of clauses
(a), (b) and (c), where the violation or default would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and the Continuing Subsidiaries has all Permits necessary for the ownership of its assets and Properties and to the conduct of its business which if violated or not obtained would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect (a "Material Permit"), and all such Material Permits are valid and in full force and effect. Except as set forth in Schedule 3.14, there is no action, proceeding, inquiry or investigation pending or, to the knowledge of the Seller, threatened for or contemplating the suspension, modification, cancellation, revocation or nonrenewal of any such Material Permit, and the Seller has no knowledge of any existing fact or circumstance which (with or without notice or lapse of time or both) would be reasonably likely to result in the suspension, modification, limitation, cancellation, revocation or nonrenewal of any such Material Permit.

                     3.15. Insurance Permits; Regulatory Matters. Each of the Insurance Subsidiaries possesses all Insurance Permits necessary for the conduct of its insurance or reinsurance businesses, as applicable, in each of the jurisdictions in which it conducts or operates such business in the manner now conducted (the "Material Insurance Permits"). Schedule 3.15 sets forth a true and complete list of the Material Insurance Permits of the Insurance Subsidiaries. The Seller has heretofore made available to the Purchaser true and complete copies of the Material Insurance Permits. All such Material Insurance Permits are valid and in full force and effect. Except as set forth in Schedule 3.15, there is no action, proceeding, inquiry or investigation pending or, to the knowledge of the Seller, threatened for or contemplating the suspension, modification, cancellation, revocation or nonrenewal of any Material Insurance Permit. Assuming the Applicable Insurance Departments approve the transactions contemplated hereby, the consummation of the transactions contemplated hereby will not result in the suspension, modification, limitation, cancellation, revocation or nonrenewal of any Material Insurance Permit. None of the Insurance Subsidiaries is engaged in any insurance or reinsurance business in any jurisdiction in which it is required to be authorized or qualified to transact such business where it is not so authorized or qualified. Except for compliance with periodic renewal procedures, and assuming the Applicable Insurance Departments approve the transactions contemplated hereby, no Consents are required to permit the Insurance Subsidiaries to continue their businesses as presently conducted following the Closing, except where the failure to obtain such Consents would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 3.15, (i) all reports, statements, documents, registrations, filings and submissions to state insurance regulatory authorities complied in all respects with applicable law in effect when filed and (ii) no deficiencies have been asserted by any such regulatory authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied, except for such failures to comply and such deficiencies which would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

                     3.16. Policy Forms and Rates. All policies and Contracts of insurance, reinsurance or retrocessional coverage issued by the Insurance Subsidiaries or which are being issued by the Insurance Subsidiaries and any and all marketing materials are in compliance (and at their respective dates of issuance were in compliance) with all applicable laws and, to the extent required under applicable laws, are on forms approved by applicable insurance regulatory authorities and other Governmental Entities in the jurisdiction where issued or have been filed with and not objected to by such regulatory authorities and other Governmental Entities within the period provided for objection, except for such failures to comply and such failures to be approved which would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. Any premium rates with respect to policies and Contracts of insurance, reinsurance or retrocession currently issued by the Insurance Subsidiaries which are required to be filed with or approved by insurance regulatory authorities or other Governmental Entities have been so filed or approved and premiums charged conform thereto and comply (and complied at the relevant time) with the insurance laws applicable thereto, except for such failures to file or be approved and for such failures to conform which would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

                     3.17. Agents and Producers; Fronting. (a) Schedule 3.17 sets forth each Contract in effect as of the date hereof with any agent, broker, intermediary, manager or producer ("Broker") with which any of the Insurance Subsidiaries has a written agreement to place or sell any insurance or reinsurance policies on its behalf. Except as set forth in Schedule 3.17, no single Broker generated more than 5% of the aggregate gross written premium of the Insurance Subsidiaries during the years ended December 31, 1997 or December 31, 1998. To the knowledge of the Seller, each Broker with which any of the Insurance Subsidiaries has a written agreement is duly licensed (to the extent that such licenses are required) in each jurisdiction in which the Broker places or sells insurance or reinsurance on behalf of the Insurance Subsidiaries, and each such Broker is duly authorized and appointed by the applicable Insurance Subsidiary pursuant to applicable insurance and reinsurance laws, rules and regulations, except for failures of such Brokers to be so licensed or so authorized and appointed as would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. All Contracts between any Broker, on the one hand, and any Insurance Subsidiary, on the other hand, are in compliance in all material respects with all applicable insurance and reinsurance laws, rules and regulations.

To the knowledge of the Seller, no Broker with which any of the Insurance Subsidiaries has a written agreement is the subject of, or party to, any disciplinary action or proceeding under any applicable insurance or reinsurance laws, rules and regulations. Except as otherwise set forth in Schedule 3.17 or as a result of the identity of the Purchaser as the buyer of the Company, since December 31, 1998, no Broker who individually accounted for more than 5%, and no Brokers who in the aggregate accounted for more than 10%, of the aggregate gross written premiums of the Company and the Insurance Subsidiaries, taken as a whole, for the year ended December 31, 1998 has given or been given written notice of termination or, to the knowledge of the Seller, threatened or been threatened with termination, or threatened or been threatened with a substantial reduction in the amount of premiums to be written by such Person on behalf of the Insurance Subsidiaries. Except as set forth on Schedule 3.17, there is no material dispute pending or, to the knowledge of the Seller, threatened against the Company or any of its Subsidiaries by any Broker.

                     (b) Schedule 3.17 sets forth a complete and accurate list of the pools, general agency Contracts and fronting Contracts providing for insurance services to which any Insurance Subsidiary is a party as of the date hereof. Except as set forth in Schedule 3.17, each of such Contracts may be terminated at the Purchaser's option on or within ninety (90) days after the Closing Date without the payment of penalty.

                     (c) Except as set forth in Schedule 3.17, neither the Company nor any of the Insurance Subsidiaries has any managing general agency contracts, third party administration contacts or other similar arrangements or commitments, or amendments, supplements or modifications thereto, under which an independent party has authority to perform underwriting analysis and issue insurance or reinsurance policies on behalf of any of the Insurance Subsidiaries or otherwise bind any of the Insurance Subsidiaries without prior approval by the applicable Insurance Subsidiary or pursuant to which any underwriting claims settlement or distribution authority is delegated other than contracts or similar arrangements or commitments with independent Brokers who produced gross written premiums of less than $50,000 for the period from January 1, 1999 through September 30, 1999.

                     3.18. Reserves. Each of the Insurance Subsidiaries owns assets that qualify as admitted assets under Applicable Insurance Codes in an amount at least equal to the sum of such Reserves plus its minimum statutory capital and surplus as required under Applicable Insurance Codes. The Seller has delivered or made available to the Purchaser copies of all work papers used as the basis for establishing the reserves for the Company and the Insurance Subsidiaries as of December 31, 1997 and December 31, 1998, respectively.

                     (b) The Seller has delivered or made available to the Purchaser true and complete copies of all actuarial reports, actuarial certificates and loss and loss adjustment expense reserve reports prepared and signed by Dale F. Ogden & Associates and any other report prepared by any third-party actuarial consultant on behalf of or made available to the Seller or any of its Affiliates, including the Company and its Subsidiaries (other than the report identified in Schedule 3.18), in each case relating to the adequacy of the Reserves of any of the Insurance Subsidiaries for any period ended on or after December 31, 1995 (the "Actuarial Analyses").

The information and data furnished by the Company and by the Insurance Subsidiaries to their independent actuaries in connection with the preparation of the Actuarial Analyses was, taken as a whole, accurate and complete in all material respects. To the knowledge of the Seller, each Actuarial Analysis was based upon an inventory of policies in force for the Company and the Insurance Subsidiaries, as the case may be, at the relevant time of preparation (which inventory was accurate in all material respects), was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

                     3.19. Reinsurance and Retrocession Agreements. (a) Schedule
3.19 contains a true and complete list of all treaties regarding the ceding of reinsurance or retrocession in effect as of December 31, 1998 (including any terminated or expired treaty or agreement under which there remains any outstanding recoverable) to which any of the Insurance Subsidiaries is a party or by or to which any of them are bound or subject, as each such treaty may have been amended, modified or supplemented (each, an "Outbound Reinsurance Contract"), together with a list setting forth the amount recoverable under such Outbound Reinsurance Contracts. Except as set forth on Schedule 3.19, during the period from December 31, 1998 through the date hereof, none of the Outbound Reinsurance Contracts have been commuted or amended in any material respect and neither the Company nor any Insurance Subsidiary has entered into any Outbound Reinsurance Contract. Each of the foregoing Outbound Reinsurance Contracts is a valid and binding obligation of the parties thereto, and is in full force and effect enforceable in accordance with its terms. None of the Insurance Subsidiaries nor, to the knowledge of the Seller, any other party thereto is in default in any material respect with respect to any such Outbound Reinsurance Contract. Except as set forth in Schedule 3.19, no Reinsurance Contract in force as of the date hereof (other than property catastrophe or casualty clash policies) or Outbound Reinsurance Contract in force as of the date hereof contains any provision providing that any such other party thereto may terminate, cancel or commute the same by reason of the transactions contemplated by this Agreement.

                     (b) Except as set forth in Schedule 3.19 or as reflected on Schedule F of the Statutory Statements, each of the Insurance Subsidiaries is entitled under applicable law to take full credit in its Statutory Statements for all amounts recoverable by it pursuant to any Reinsurance Contracts, and all such amounts recoverable have been properly recorded in the books and records of account of the Insurance Subsidiaries and are properly reflected in the Statutory Statements. Except as set forth in Schedule 3.19, the Seller has no knowledge that any such amounts recoverable by the Company or the Insurance Subsidiaries are not fully collectible in due course, and has no knowledge of any disputes as to reinsurance or retrocessional coverage under any Reinsurance Contract. Except as set forth in Schedule 3.19, neither the Company nor its Subsidiaries has received written notice that any other party to any Reinsurance Contracts intends not to perform under any such Reinsurance Contracts, and, to the knowledge of the Seller, the financial condition of any other party to any Reinsurance Contracts listed on Schedule 3.19 pursuant to which the Company and its Subsidiaries have ceded any premiums is not impaired to the extent that a default thereunder is reasonably anticipated.

                     3.20. Contracts. (a) Schedule 3.20 contains a true and complete list of all of the following Contracts (excluding Insurance Contracts, Contracts which are the subject of Section 3.17, and excluding Plans) to which any of the Company or its Continuing Subsidiaries is a party or by or to which any of them or their assets or Properties are bound or subject, as each such Contract may have been amended, modified or supplemented:

                     (i) material partnership or joint venture Contracts;

                     (ii) Contracts containing any covenant or provision limiting the freedom or ability of the Company or any of the Continuing Subsidiaries to engage in any line of business, engage in business in any geographical area or compete with any other Person;

                     (iii) other than the Credit Agreement, Contracts, involving amounts in excess of $500,000, relating to the borrowing of money, or the direct or indirect guaranty of any obligation for borrowed money, or Contracts to service the repayment of borrowed money or any other Liability in respect of indebtedness for borrowed money of any other Person, including, without limitation, any Contract relating to (A) the maintenance of compensating balances, (B) any lines of credit,
           (C) the advance of any funds to any other Person outside the ordinary course of business, (D) the payment for Property, products or services that are not conveyed, delivered or rendered to any such party or (E) any obligation to keep-well, make-whole or maintain working capital or earnings or perform similar requirements;

                     (iv) lease, sublease, rental, licensing, use or similar Contracts with respect to personal Property providing for annual rental, license, or use payments in excess of $200,000 or the guaranty of any such lease, sublease, rental or other Contracts;

                     (v) Contracts (A) outside the ordinary course of business for the purchase, acquisition, sale or disposition of any assets or Properties or (B) for the grant to any Person (excluding the Company or its Subsidiaries) of any option or preferential rights to purchase any assets or Properties;

                     (vi) employment Contracts with any current or former officer, director or Employee providing for compensation of $100,000 or more per annum (the name, position or capacity and rate of compensation of each such Person and the expiration date of each such Contract being accurately set forth in Schedule 3.20);

                     (vii) Contracts (other than employment Contracts) with any current or former officer, director, shareholder, Employee, consultant, agent or other representative or, to the knowledge of the Seller, with an entity in which any of the foregoing is a controlling person;

                     (viii) Contracts pursuant to which there is either a current or future obligation of the Company or any of its Continuing Subsidiaries to make payments in excess of $200,000 in any twelve-month period (other than Contracts relating to investments in the ordinary course of business and other than leases of real Property);

                     (ix) Contracts under which the Company or any of its Subsidiaries agrees to indemnify any Person or to share Tax liability of any Person; and

                     (x) any other Contract material to the business of the Company or its Continuing Subsidiaries.

                     (b) Schedule 3.20 also lists and describes the status of all Contracts currently in negotiation or proposed by the Company or any of its Continuing Subsidiaries of a type that, if entered into by the Company or any of its Continuing Subsidiaries, as the case may be, would be required to be set forth in Schedule 3.20 or in any other Schedule hereto ("Proposed Contracts");

                     (c) The Seller has heretofore delivered or made available to the Purchaser true and complete copies of all of the Material Contracts set forth in Schedule 3.20. Each of the Material Contracts is a valid and binding obligation of the Company and its Continuing Subsidiaries party thereto and, to the knowledge of the Seller, is a valid and binding obligation of any other Person party thereto, and is in full force and effect enforceable against the parties thereto in accordance with its terms. Except as specified in Schedule 3.20, none of the Company or any of the Insurance Subsidiaries is in breach or violation of, or default under, any of the Material Contracts, except for such breaches, violations and defaults as would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

                     3.21. Property and Assets. Schedule 3.21 contains a true and complete list of (i) all real Property owned by the Company or any of the Continuing Subsidiaries and (ii) all real Property leased by the Company or any of the Continuing Subsidiaries for an annual lease amount in excess of $200,000 (the "Leased Real Property"). As of the date hereof, each of the Company or one of the Continuing Subsidiaries has a valid leasehold interest in the applicable Leased Property as provided in the applicable lease, in each case free and clear of any Lien except (A) as set forth in Schedule 3.21, (B) Liens which individually or in the aggregate do not materially interfere with the current use of the Leased Real Property and (C) Permitted Liens.

                     3.22. Intellectual Property; Year 2000. (a) The Company and/or each of the Continuing Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of the Company and the Continuing Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect, and all of such intellectual property is sufficient to conduct the business of the Company and the Continuing Subsidiaries as currently conducted. All patents, trademarks, trade names, service marks and copyrights owned by the Company and/or the Continuing Subsidiaries are valid, except for any such items the absence of which would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

                     (b) Except as disclosed in Schedule 3.22 or as would not be reasonably likely to, individually or in the aggregate, have a Material Adverse
Effect:

                     (i) neither the Company nor any of the Continuing Subsidiaries is, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses or other agreements as to which the Company or any of the Continuing Subsidiaries is a party and pursuant to which the Company or any of the Continuing Subsidiaries is authorized to use any third-party patents, trademarks, service marks, or copyrights ("Third-Party Intellectual Property Rights");

                     (ii) no claims with respect to (A) the patents, registered and unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor owned by the Company or any of the Continuing Subsidiaries (the "Intellectual Property Rights"); (B) any trade secret material to the Company or the Continuing Subsidiaries; or (C) Third-Party Intellectual Property Rights, are pending or, to the knowledge of the Seller, threatened by any Person; and

                     (iii) to the knowledge of the Seller, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including any Employee.

                     (c) All computer systems and computer software used by the Company or any of its Continuing Subsidiaries (i) recognize or are being adapted so that, prior to December 31, 1999, they shall recognize the advent of the year A.D. 2000 without any adverse change in operation associated with such recognition, (ii) can correctly recognize or are being adapted so that they can correctly recognize and manipulate date information relating to dates before, on or after January 1, 2000, including but not limited to accepting date input, performing calculations on dates or portion of dates and providing date output, and the operation and functionality of such computer systems and such computer software will not be adversely affected by the advent of the year A.D. 2000 or any manipulation of data featuring information relating to dates before, on or after January 1, 2000, and (iii) can suitably interact with other computer systems and compute software in a way that does not compromise (y) its ability to recognize the advent of the year A.D. 2000 correctly or (z) its ability to recognize and manipulate date information relating to dates before, on or after January 1, 2000 correctly (the operations of clauses (i), (ii) and (iii) together, "Millennium Functionality"), except in each case for such computer systems and computer software, the failure of which to achieve Millennium Functionality would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. As of the date hereof, the costs of the adaptations necessary to achieve Millennium Functionality would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Insurance Subsidiaries are in compliance in all material respects with all applicable state insurance department requests for "Year 2000" filings. The Seller reasonably believes, after due inquiry, that the suppliers, vendors, customers, insureds or reinsureds or other material third parties used or served by the Company and its Continuing Subsidiaries are addressing or will address Millennium Functionality in a timely manner, except to the extent that a failure to address Millennium Functionality by any supplier, vendor, customer, insureds or reinsureds or other material third party would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

                     3.23. Investments. Schedule 3.23 contains (a) a true and complete list of all securities and other investments (excluding the BN Stock and excluding the shares of capital stock of any of the Continuing Subsidiaries owned by the Company or by any of the other Insurance Subsidiaries) owned by each of the Company and the Insurance Subsidiaries as of November 30, 1999 (the "Investments"), including the date of purchase, book value or amortized cost, market value and carrying value thereof on the books and records of account of such Persons as of such date and (b) a written statement of the current investment programs (which contain the investment policies and guidelines) of each such Person (the "Investment Guidelines"). Except as set forth in Schedule 3.23, neither the Company nor any of the Insurance Subsidiaries has received written notice that any of the Investments owned by such Person is currently in default in the payment of principal or interest or dividends. Except as set forth in Schedule 3.23, all such Investments of the Insurance Subsidiaries comply in all material respects with the Investment Guidelines and in all material respects comply with all insurance laws and regulations of each of the jurisdictions to which the Company and the Insurance Subsidiaries are subject with respect thereto.

                     3.24. Employee Benefit Plans. (a) Schedule 3.24 contains a true and complete list, as of the date hereof, of all material Plans. The Seller has delivered or made available to the Purchaser true and complete copies of the following documents: (i) each of the Plans listed in Schedule 3.24, including all amendments thereto, or a written description if there is no formal Plan document, any related trust agreements, group annuity contracts, insurance policies or other funding agreements or arrangements; (ii) the most recent determination letter, if any, from the IRS with respect to each of the Plans that is intended to be qualified under section 401(a) of the Code or section 403(a) of the Code; (iii) the actuarial valuation, if any, with respect to each of the Plans that is intended to be a tax-qualified defined benefit retirement plan for the most recent plan year; (iv) the current summary plan description, if any, for each of the Plans; and (v) the annual return/report on Form 5500, 5500-C or 5500-R, if any, for each of the Plans for the most recent plan year.

                     (b) Except as set forth in Schedule 3.24, (i) each of the Plans has been administered in material compliance with the applicable requirements, if any, of ERISA and the Code and in accordance with its terms;
(ii) all contributions which were due and payable on or before the Closing Date under the terms of the Plans or applicable law (without regard to any waivers granted under section 412 of the Code) have been made or will be made prior to the Closing and adequate accruals have been provided for, or will be provided for prior to the Closing, in the Audited Financial Statements for all other contributions or amounts as may be required to be paid to the Plans with respect to the periods which include the Closing Date or end prior thereto; (iii) neither the Company nor any of the Continuing Subsidiaries is currently obligated to make any change in benefits which would materially increase the costs of maintaining any of the Plans; (iv) no "disqualified person" or "party in interest" (as defined in section 4975 of the Code and section 3(14) of ERISA, respectively) with respect to any Plan has engaged in any "prohibited transaction," as such term is defined in section 4975 of the Code or section 406 of ERISA, for which there was not available an exemption or which could subject the Company or its any of the Continuing Subsidiaries to any excise tax or penalty, in a material amount, under section 4975 of the Code or section 502(i) of ERISA; (v) each of the Plans that is intended to be qualified under section 401(a) of the Code has received a favorable determination letter from the IRS as to the tax qualification of such Plan and all amendments and actions required to maintain the tax qualification of such plans have been timely made except to the extent that such amendments are not required by law to be made until after the Closing Date; (vi) there are no actions, suits, disputes, arbitrations or claims (other than routine claims for benefits) or legal, administrative or other proceedings or governmental investigations pending or, to the knowledge of the Seller, threatened against any Plan or against the assets or fiduciaries of any Plan; (vii) no Plan which is subject to Title IV of ERISA or section 412 of the Code and currently or formerly sponsored, maintained or contributed to by the Company or any entity which is considered one employer with the Company under section 4001 of ERISA or section 414 of the Code (each such entity, an "ERISA Affiliate," and each such Plan, an "ERISA Affiliate Plan") has incurred any "accumulated funding deficiency" (as defined in section 412(a) of the Code), whether or not waived;
(viii) no ERISA Affiliate Plan has been terminated and no proceeding has been initiated or is reasonably likely to be initiated to terminate any ERISA Affiliate Plan, and each of the Company and its ERISA Affiliates has paid all premiums (and interest charges and penalties for late payment), if any, due the PBGC as of the Closing Date with respect to the ERISA Affiliate Plans and neither the Company nor its ERISA Affiliates has incurred or is reasonably likely to incur any Liability to the PBGC, or a "section 4042 trustee" (within the meaning of section 4042 of ERISA), or any Liability under section 4069 of ERISA, except for required premium payments to the PBGC; (ix) each of the Company and the Continuing Subsidiaries has satisfied any bond coverage requirement of ERISA and has satisfied applicable reporting and disclosure obligations under ERISA and the Code with respect to each of the Plans; (x) no "reportable event" within the meaning of section 4043(c) of ERISA has occurred with respect to any ERISA Affiliate Plan (other than those with respect to which the reporting requirement is waived by rule or regulations promulgated by the
PBGC); and (xi) no Plan is a "multiemployer plan" as defined in section 3(37) of ERISA. For purposes of determining the existence of any "accumulated funding deficiency," as such term is used in this Section 3.24(b), the actuarial assumptions and methods used under each Plan for the most recent Plan valuation shall be used.

                     (c) Except as set forth in Schedule 3.24, with respect to each ERISA Affiliate Plan, (i) the Seller has provided to the Purchaser a copy of the most recent actuarial valuation report prepared for such Plan, (ii) the assets and liabilities in respect of the accrued benefits as set forth in such report fairly present the funded status of such Plan, (iii) since the date of such report there has been no material adverse change in the funded status of such Plan, and (iv) neither the Company nor any of the Continuing Subsidiaries has any present or contingent Liability with respect to such Plan other than liability for current or future contributions.

                     (d) Except as set forth in Schedule 3.24, none of the Plans provides retiree life or retiree health benefits except as may be required under section 4980B of the Code or section 601 through 608 of ERISA. The Company and the Continuing Subsidiaries have at all times complied, in all material respects, with the notice and health care continuation requirements of section 4980B of the Code and sections 601 through 608 of ERISA.

                     (e) Except as set forth in Schedule 3.24, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment becoming due to any Employee (current, former or retired) under any Plan, (ii) increase any benefits otherwise payable under any Plan, (iii) result in the acceleration of the time of payment or vesting of any benefits under any Plan or (iv) result in any payment, under any agreement or arrangement in which the Company or any of the Continuing Subsidiaries is a party, becoming due to any individual that would constitute an "excess parachute payment" under section 280G of the Code.

                     (f) All Liabilities of the Company and the Continuing Subsidiaries with respect to the Plans have been or will be properly accrued for on the Closing Balance Sheet in accordance with GAAP, without regard to any changes thereto contemplated by the Purchaser.

                     (g) No material grants have been made under the Company's 1998 Long Term Incentive Plan since January 1, 1998.

                     3.25. Employee Relations. (a) Except as set forth in
Schedule 3.25, (i) there is no labor strike, dispute, slowdown, stoppage or lockout pending or, to the knowledge of the Seller, threatened against the Company or any of its Continuing Subsidiaries, and during the past three years there has not been any such action; (ii) there are no union claims to represent the Employees; (iii) neither the Company nor any of its Continuing Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to Employees; (iv) the Company and its Continuing Subsidiaries are, and have at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, occupational safety and health, equal opportunity, collective bargaining and payment of social security and other taxes, and are not engaged in any discriminatory employment practices or unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation;
(v) no charges with respect to or relating to the Company or any of its Continuing Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (vi) there are no complaints, lawsuits or other proceedings pending or, to the knowledge of the Seller, threatened in any forum by or on behalf of any Employee alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship; and (vii) there has been no "mass layoff" or "plant closing" as defined by WARN Act or any similar state or local "plant closing" law with respect to the Employees.

                     (b) Except as set forth in Schedule 3.25, to the knowledge of the Seller, as of the date hereof, no officer or key employee, or any group of key employees, intends to terminate their employment with the Company or any of the Continuing Subsidiaries, and neither the Company nor any of the Continuing Subsidiaries currently intend to terminate the employment of any of the foregoing.

                     3.26. Officers, Directors and Key Employees. Schedule 3.26 sets forth (a) the name, title and total compensation (payable by the Company or any of the Continuing Subsidiaries) of each officer and director of the Company and the Continuing Subsidiaries and of each other Employee, consultant and agent of the Company and the Continuing Subsidiaries whose total compensation (so payable and including bonuses and commissions) for the year ended December 31, 1998 equaled or exceeded $100,000 or who will receive compensation (including bonuses and commissions) for the year ending December 31, 1999 equal to or in excess of $100,000, (b) all bonuses and other incentive compensation received by such Persons since January 1, 1998, and any accrual for such bonuses and incentive compensation, and (c) all Contracts or commitments by the Company or any of the Continuing Subsidiaries to increase the compensation or to modify the conditions or terms of employment of any of their respective officers or directors, or Employees, consultants and agents of the Company and the Continuing Subsidiaries whose total compensation (including bonuses and commissions) exceeds $100,000 per annum.

                     3.27. Insurance Policies. Schedule 3.27 contains a true and complete list of all policies of insurance (excluding retrocession agreements and similar agreements) maintained by the Company or by any of the Continuing Subsidiaries as of the date hereof with respect to their respective Properties and the conduct of their respective businesses, showing the subject matter, the beneficiary and the amount of coverage for each policy (the "Company Insurance Policies"). Except as set forth in Schedule 3.27, each such insurance policy is a valid and binding obligation of the parties thereto and is in full force and effect enforceable in accordance with its terms and will remain in full force and effect at all times until the Closing, except that any insurance policy listed on Schedule 3.27 may be replaced prior to the Closing Date by a policy with substantially similar coverage, quality of insurer and premiums, and
Schedule 3.27 may be updated prior to the Closing to reflect any such replacements. Except as set forth in Schedule 3.27, (i) neither the Company nor any of the Continuing Subsidiaries is in material breach or default, and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default and permit termination or modification under the policy; and (ii) no party to the policy has repudiated, or given written notice to the Company or any Continuing Subsidiary of an intent to repudiate, any material provision thereof.

                     3.28. Tax Matters. (a) Except as otherwise stated or disclosed in Schedule 3.28, the Seller is the common parent of an affiliated group of corporations (within the meaning of section 1504(a) of the Code) eligible to file consolidated federal income Tax Returns, of which the Company and each of the Continuing Domestic Subsidiaries is a member. Except as otherwise stated or disclosed in Schedule 3.28, from October 8, 1993 through the Closing Date, the Seller has included (or, with respect to the taxable year ending on the Closing Date, will include) the Company and each of its Continuing Domestic Subsidiaries in its consolidated federal income Tax Return as a member of the affiliated group of which the Seller is the common parent.

                     (b) Except as otherwise stated or disclosed in Schedule 3.28, (i) for all periods ending after October 8, 1993 for which the relevant statutes of limitation have not expired, the Company and each of the Continuing Subsidiaries have filed (or joined in the filing of) when due (after taking into account all properly requested extensions) all material Tax Returns required by applicable law to be filed with respect to the Company or any of the Continuing Subsidiaries and all Taxes shown to be due on such Tax Returns have been paid;
(ii) all such Tax Returns were true, correct and complete in all material respects as of the time of such filing or after taking into account any changes thereto reflected on any amended Tax Returns; (iii) all Taxes of the Company or any of its Continuing Subsidiaries relating to all periods ending after October 8, 1993, for which the relevant statutes of limitation have not expired for which the Company or any of the Continuing Subsidiaries may be liable (other than any liability under Treasury Regulations Section 1.1502-6 or any analogous state, local or foreign law or regulation as provided in Section 8.2(b) hereof), whether or not shown on any Tax Return, if required to have been paid, have been paid (except for Taxes which are being contested in good faith); (iv) the statute of limitations for tax years of the Company and the Continuing Subsidiaries has closed for all years ending prior to January 1, 1996; (v) any liability of the Company or any of the Continuing Subsidiaries for Taxes not yet due and payable, or which are being contested in good faith, has been adequately provided for on the Audited Financial Statements, Interim Financial Statements or Statutory Statements in accordance with GAAP; (vi) there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, the Company or any of the Continuing Subsidiaries in respect of any Tax or assessment, nor is any claim for additional Tax or assessment being asserted by any Taxing Authority; (vii) since October 8, 1993, no claim has been threatened or made by any Taxing Authority in a jurisdiction where the Company or any of the Continuing Subsidiaries does not currently file a Tax Return that it is or may be subject to Tax by such jurisdiction; (viii) there is no outstanding request for any extension of time within which to pay any Taxes; (ix) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company or any of the Continuing Subsidiaries and no power of attorney granted by or with respect to the Company or any Continuing Subsidiary for Taxes is currently in force; moreover, no closing agreement pursuant to section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign law has been entered into by or with respect to the Company or any Continuing Subsidiary; (x) no property of the Company or any of the Continuing Subsidiaries is "tax-exempt use property" within the meaning of section 168(h) of the Code; (xi) neither the Company nor any of the Continuing Subsidiaries is a party to any lease made pursuant to former section 168(f)(8) of the Internal Revenue Code of 1954; (xii) no excess loss account (within the meaning of Treasury Regulations Section 1.1502-19) exists with respect to the Company or any of the Continuing Domestic Subsidiaries; (xiii) neither the Company nor any of the Continuing Subsidiaries has filed any agreement or consent under section 341(f) of the Code; (xiv) neither the Company nor any of the Continuing Subsidiaries is a party to any agreement other than with the Seller, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlement to refunds or similar Tax matters; (xv) no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Company or any of the Continuing Subsidiaries; (xvi) neither the Company nor any of the Continuing Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code; (xvii) the Company and each of its Continuing Subsidiaries has withheld and paid all Taxes required to be withheld in connection with any material amounts paid or owing to any employee, creditor, independent contractor or other Person; (xviii) neither the Company nor any Continuing Subsidiary has, or will have, on or before the Closing Date, any liability for Taxes resulting from an acceleration of an "intercompany transaction" within the meaning of Treasury Regulation
Section 1.1502-13(d) (or any analogous or similar provision under state, local of foreign law or any predecessor provision or regulation) other than the Underwriters U.K. Dividend and the BN Sale; (xix) no Continuing Subsidiary is a passive foreign investment company within the meaning of section 1297 of the Code; (xx) no Continuing Subsidiary is a controlled foreign corporation within the meaning of section 957 of the Code; (xxi) no Continuing Subsidiary (other than a Continuing Domestic Subsidiary) is engaged in a United States trade or business within the meaning of Sections 882 and 884 of the Code; and (xxii) except for the transaction contemplated hereby, since December 31, 1998, neither the Company nor any of the Continuing Subsidiaries has (a) made, changed or revoked, or permitted to be made, changed or revoked, any material election or method of accounting with respect to Taxes affecting or relating to the Company or any of the Continuing Subsidiaries, or (b) entered into, or permitted to be entered into, any closing or other agreement or settlement with respect to Taxes affecting or relating to the Company or any of the Continuing Subsidiaries.

                     3.29. Bank Accounts. Schedule 3.29 contains a true and complete list of (a) the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or any of the Continuing Subsidiaries has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship and (c) the name of every Person authorized to draw thereon or having access thereto.

                     3.30. Transactions with Affiliates. Except as set forth in
Schedule 3.30, neither (1) any officer or director of the Seller or any officer or director of an Affiliate of the Seller (including the Company or any of its Subsidiaries) nor, to the knowledge of the Seller, any member of any such Person's immediate family or any entity controlled by one or more of the foregoing, nor (2) the Seller or any Affiliate of the Seller (other than the Company and the Continuing Subsidiaries): (A) is a party to any transaction with any of the Company or any of the Continuing Subsidiaries, including, without limitation, any Contract (x) providing for the furnishing of services (except in such Person's capacity as an officer or director) by, (y) providing for the rental of real or personal Property from, or (z) otherwise requiring payments to (other than for services as officers or directors), any such Person; (B) to the knowledge of the Seller, owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, broker or customer of the Company or any of the Continuing Subsidiaries; (C) owns, directly or indirectly, in whole or in part, any Property that the Company or any of the Continuing Subsidiaries uses in the conduct of its business; or (D) has any claim whatsoever against, or owes any amounts to, the Company or any of the Continuing Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under Plans and similar matters and Contracts existing as of the date hereof.

                     3.31. Intercompany Accounts. Except for intercompany balances relating to Contracts between the Company or any of the Continuing Subsidiaries, on the one hand, and

Underwriters U.K. and any of its Subsidiaries, on the other hand, Schedule 3.31 contains a complete list of all intercompany balances as of September 30, 1999 between the Seller and any Affiliate of the Seller (other than the Company and the Continuing Subsidiaries), on the one hand, and the Company or any of the Continuing Subsidiaries, on the other hand.

                     3.32. No Brokers. Except for ABN AMRO Inc., no broker, finder or investment banker (an "Investment Broker") acting on behalf of the Seller, the Company or any of its Subsidiaries is or will be entitled to any brokerage, finder's or other fee, compensation or commission from the Seller, the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement (the "Seller's Fee").

                     3.33. Environmental Matters. Except as provided in Schedule
3.33 attached hereto or as would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect:

                     (i) the Company and its Subsidiaries are in compliance with Environmental Laws;

                     (ii) the Company and its Subsidiaries have obtained, maintained in effect, and are in compliance with, any Permit required pursuant to Environmental Laws;

                     (iii) the Company or its Subsidiaries has not disposed of, transported or arranged for the disposal or transportation of any Hazardous Materials at or to any location at which, to the knowledge of the Seller, there is or has been a Release or threatened Release of those Hazardous Materials;

                     (iv) no Hazardous Material has been Released by the Company on or beneath any land owned or leased or formerly owned or leased by the Company; and

                     (v) to the knowledge of the Seller, no real Property owned or leased by the Company contains any (A) PCBs, (B) asbestos or asbestos containing material, (C) underground storage tank, (D) surface impoundment or lagoon, (E) landfill, (F) lead paint or (G) wetlands.

                     3.34. Certain Matters Related to Accra Holdings. (a) The Seller has heretofore delivered to the Purchaser true and complete copies of the Accra Audited Financial Statements. All of the outstanding shares of common stock of Accra Holdings are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Schedule 3.34, all of the shares of common stock of Accra Holdings are owned of record and beneficially by the Company or one or more of the Continuing Subsidiaries, in each case free and clear of any Lien.

                     (b) The Accra Audited Financial Statements were prepared in accordance with GAAP consistently applied throughout the periods involved. The Accra Audited Financial Statements have been audited by KPMG Chartered Accountants, and present fairly in all material respects the consolidated financial position of Accra Holdings and its

Subsidiaries at the respective dates thereof and the consolidated results of operations of Accra Holdings and its Subsidiaries for the respective periods then ended (except for the fact that URC Barbados is not consolidated with Accra Holdings).

                     (c) From the date hereof until the Closing Date, as soon as practicable after they become available to the Seller, the Seller shall deliver to the Purchaser true and complete copies of the quarterly or annual GAAP consolidated financial statements of Accra Holdings for each quarterly and annual fiscal period ending on or after the date hereof. All such GAAP consolidated financial statements shall be prepared in accordance with GAAP consistently applied throughout the periods involved (except for the fact that URC Barbados is not consolidated with Accra Holdings)..

                                   ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                     The Purchaser hereby represents and warrants to the Seller as follows:

                     4.1. Organization of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                     4.2. Authorization, Validity and Enforceability. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby by the Purchaser have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                     4.3. No Conflicts. Assuming compliance with the matters referred to in Section 4.4 below, except as set forth in Schedule 4.3, the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of, or constitute a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under), (a) the certificate of incorporation, bylaws or other charter or organization documents of the Purchaser, (b) any material Contract to which the Purchaser is a party or by or to which it or its assets or Properties may be bound or subject, (c) any applicable order, writ, judgment, injunction, award, decree, law, statute, ordinance, rule or regulation or (d) any other Permit of the Purchaser other than, in the case of each of (b), (c) and (d), any such terms that would not be reasonably likely to, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to execute and deliver this Agreement, to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                     4.4. Consents and Approvals. Except as required under the HSR Act and as set forth in Schedule 4.4, which includes a list of all Purchaser Insurance Approvals, no Consent of any Governmental Entity or other Person is necessary to be obtained, made or given by the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby, except for consents which if not obtained or made would not be reasonably likely to, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to execute and deliver this Agreement, to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                     4.5. Investment Intent. The Shares will be acquired by the Purchaser for its own account without a view to a distribution or resale thereof, it being understood that the Purchaser shall have the right to sell or otherwise dispose of any of the Shares pursuant to a registration or an exemption therefrom under the Securities Act of 1933, as amended, and any applicable state securities laws.

                     4.6. Financing. At the Closing, the Purchaser will have sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

                     4.7. No Brokers. Except for Credit Suisse First Boston Corporation, no Investment Broker acting on behalf of the Purchaser is entitled to any brokerage, finder's or other fee, compensation or commission from the Purchaser in connection with the transactions contemplated by this Agreement (the "Purchaser's Fee"). The Purchaser shall be solely responsible for all fees and other payments to Credit Suisse First Boston Corporation in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V.

                                    COVENANTS

                     5.1. Conduct of Business. (a) Except as set forth on
Schedule 5.1 or any of the other schedules hereto, as contemplated by this Agreement, or as consented to in writing by the Purchaser, from the date hereof to and including the Closing Date, the Seller will cause the Company and the Continuing Subsidiaries to (i) conduct their operations in the ordinary course of business consistent with past practice and use their reasonable best efforts to preserve intact their business organizations, Permits and Insurance Permits, to keep available the services of their officers and Employees and to maintain existing relationships with customers, policyholders, agents, brokers, regulators, reinsurance intermediaries and others having business dealings with any of them, (ii) maintain insurance coverages and their books, records and accounts in the usual manner consistent with prior practice and (iii) maintain and keep its Properties and equipment in the ordinary course of business consistent with past practice.

                     (b) Except as set forth on Schedule 5.1 or any of the other Schedules hereto, or as otherwise contemplated by this Agreement, from the date hereof to and including the Closing Date, the Seller will not without the prior written consent of the Purchaser, permit the Company or any of the Continuing Subsidiaries to directly or indirectly:

                     (i) amend or modify its certificate or articles of incorporation, bylaws or other charter or organization documents;

                     (ii) except in the ordinary course of business pursuant to Reinsurance Contracts and except for borrowings made under the Credit Agreement, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, call, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or series or any other equity interest, or any bonds, debentures, notes, surplus notes, other evidences of indebtedness for borrowed money or other securities of any kind, including, without limitation, any stock options or stock appreciation rights or any securities convertible into or exchangeable or exercisable for any of the foregoing;

                     (iii) other than the Underwriters U.K. Dividend contemplated by Section 5.18 hereof, split, combine or reclassify any shares of its capital stock, or declare, pay or set aside any sum for any dividend or other distribution (whether in cash, stock or Property, any combination thereof or otherwise) in respect of its capital stock, or redeem, purchase or otherwise acquire (or agree to redeem, purchase or otherwise acquire) any of its capital stock or any of its other securities or any securities of its Subsidiaries;

                     (iv) adopt a plan of complete or partial liquidation, dissolution, rehabilitation, merger, consolidation, restructuring, recapitalization, redomestication or other reorganization;

                     (v) make any change in any SAP reporting or SAP accounting methods or practices (other than a change required by SAP) or any material change in the Investment Guidelines;

                     (vi) other than the BN Sale contemplated by Section 5.19 hereof, purchase or sell securities or other investments, or invest or reinvest income and proceeds in respect thereof, other than in accordance with the Investment Guidelines and applicable law;

                     (vii) except as required by applicable law or by any Governmental Entity, adopt a new Plan, amend any Plan or permit any Plan to enter into any Contract, insurance arrangement or funding obligation to increase present or future benefits or the present or future cost of providing benefits;

                     (viii) make or authorize or commit any capital expenditures other than those in the ordinary course of business consistent with past practice which do not exceed $250,000 individually or $500,000 in the aggregate;

                     (ix) settle or compromise any claims or litigation (other than any claims or litigation for which the sole remedy is monetary damages in an amount less than $250,000 and other than claims or litigation arising out of any Insurance Contracts);

                     (x) enter into any other Contracts which would be required to be listed on Schedule 3.20;

                     (xi) enter into any managing general agency contracts, third party administration contracts or other similar arrangements or commitments, or amendments, supplements or modifications thereto, under which an independent party has authority to perform underwriting analysis and issue insurance or reinsurance policies on behalf of any of the Insurance Subsidiaries or otherwise bind any of the Insurance Subsidiaries without prior approval by the applicable Insurance Subsidiary; or

                     (xii) take any action that would cause any of the representations and warranties set forth in Article III of this Agreement to become untrue in any material respect or which would result in any of the conditions to Closing set forth in Articles VI and VII not being satisfied.

                     (c) From the date hereof to and including the Closing Date, the Seller shall notify the Purchaser promptly after settlement or compromise of any litigation arising out of any Insurance Contracts, other than any such litigation for which the sole remedy is monetary damages in an amount less than $250,000 and, to the extent reasonably practicable, shall notify the Purchaser prior to any such settlement or compromise.

                     5.2. Access to Information; Consultation; Confidentiality.
(a) From the date hereof until the Closing, the Seller will, and will cause the Company and each of its Subsidiaries to, (i) allow the Purchaser and its officers, employees, counsel, accountants, actuaries, consultants and other authorized representatives ("Representatives") to have full access to the books, records, Contracts, Properties, facilities, accountants, actuaries, consultants, advisors, management and personnel of the Company and its Subsidiaries at all reasonable times, upon reasonable notice and in a manner so as not to interfere with the normal operation of the Company's business, (ii) furnish promptly to the Purchaser and its Representatives all information and documents concerning the Company and its Subsidiaries as the Purchaser or its Representatives may reasonably request and (iii) cause the respective officers, employees and Representatives of the Seller, the Company and their Subsidiaries to cooperate in good faith with the Purchaser and its Representatives in connection with all such access. In addition, the Seller will, and will cause the Company and each of its Subsidiaries to, use reasonable efforts to consult with the Purchaser a reasonable period of time prior to entering into any transaction or arrangement or taking any action that is material, in a manner that will allow the Purchaser a reasonable opportunity to evaluate and present its views to the Seller regarding such transaction, arrangement or action; provided, however, that except as set forth in Section 5.17, the foregoing shall not apply to, and no such consultation shall be required in connection with, any determination by an Insurance Subsidiary to enter into an Insurance Contract or an amendment or renewal of an Insurance Contract; and provided, further, that any consultation which takes place shall not constitute a waiver of, or negate, any of the provisions of this Agreement. No investigation or review by the Purchaser or any of its Representatives shall affect or be deemed to modify any of the representations, warranties, covenants or agreements of the Seller under this Agreement or otherwise; it being understood that, notwithstanding any right of the Purchaser and its Representatives to fully investigate the affairs of the Company and its Subsidiaries, and notwithstanding any knowledge of facts determined or determinable by the Purchaser and its Representatives pursuant to any such investigation or right of investigation, the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Seller contained in this Agreement.

                     (b) Prior to the Closing, the Purchaser and its Representatives shall keep confidential all information and documents provided under this Section 5.2 in accordance with the terms of the Confidentiality Agreement.

                     5.3. Cooperation and Reasonable Best Efforts. Subject to the terms and conditions hereof, (a) each of the parties hereto shall cooperate with each other, and the Seller shall cause the Company and its Subsidiaries to cooperate with the Purchaser, in connection with consummating the transactions contemplated by this Agreement, and (b) each of the parties hereto agrees to, and the Seller shall cause the Company and each of its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. For purposes of this Agreement, the covenant of the parties to use their "reasonable best efforts" shall not require any party to (i) incur any unreasonable expenses, or (ii) agree to limit the conduct of its business or to divest itself of any material assets or Properties.

                     5.4. Consents and Approvals. As soon as practicable after the date hereof, each of the parties hereto shall, and the Seller shall cause the Company and its Subsidiaries to use its reasonable best efforts in connection with this transaction to assist the Purchaser to, obtain any necessary Consents of, and make any filing with or give any notice to, any Governmental Entities and other Persons (including, without limitation, (i) Insurance Approvals and (ii) pursuant to the HSR Act, the Federal Trade Commission and the United States Department of Justice) as are required to be obtained, made or given by such party to consummate the transactions contemplated by this Agreement. Each party shall pay all amounts required to be paid by it in connection with obtaining any Consents that it is required to obtain, including those set forth in Schedule 5.4. The parties hereto shall cooperate with one another in exchanging such information and reasonable assistance as may be required by any such Governmental Entity or as any other party may request in connection with the foregoing. The Seller and the Purchaser shall provide each other with a reasonable opportunity to review and comment upon submissions made to the Applicable Insurance Departments in connection with the Seller Insurance Approvals and the Purchaser Insurance Approvals, respectively, and shall keep one another reasonably informed of developments relating to their efforts to obtain such Insurance Approvals.

                     5.5. Notification of Certain Matters. Each of the Seller, on the one hand, and the Purchaser, on the other hand, shall give prompt written notice to the other of (i) the occurrence or non-occurrence of any event which would be likely to cause any representation or warranty of any party contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty that is qualified as to materiality, untrue or inaccurate in any respect) at or prior to the Closing and (ii) any failure of either the Seller or the Purchaser, respectively, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. No disclosure by any party pursuant to this Section 5.5, however, shall be deemed to amend or supplement the Seller's Schedules or the Purchaser's Schedules or to prevent or cure any misrepresentation or breach of warranty nor shall any such disclosure affect or otherwise limit the remedies available hereunder to the party receiving such notice. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, the Seller shall promptly notify the Purchaser of any action, suit, claim, proceeding or investigation of the type required to be described in Schedule 3.13 hereof that is commenced or, to its knowledge, threatened after the date hereof, and each of Seller and Purchaser shall promptly inform the other of any notice or written communication or any request for additional information or documentary materials by, any Governmental Entity in connection with the transactions contemplated hereby.

                     5.6. Press Releases. Prior to the Closing, each party hereto shall consult with the other party hereto prior to issuing, and provide the other party with a reasonable opportunity to review and comment upon, any press release pertaining to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release prior to such consultation.

                     5.7. [Intentionally omitted]

                     5.8. Interim Financial Statements and Investment Reports.
(a) From the date hereof until the Closing Date, as soon as practicable after they become available, the Seller shall deliver to the Purchaser true and complete copies of: (i) the quarterly or annual statutory financial statements of each of the Insurance Subsidiaries as filed with its Home Insurance Department for each quarterly or annual period ending on or after the date hereof, including in each case all exhibits, interrogatories, notes and schedules thereto and any actuarial opinion, affirmation or certification filed in connection therewith; (ii) the quarterly or annual GAAP consolidated financial statements of the Company and its Subsidiaries for each quarterly or annual period ending on or after the date hereof; and (iii) the quarterly or annual GAAP consolidating financial statements of the Company and its Subsidiaries for each quarterly and annual fiscal period ending on or after the date hereof. All such GAAP consolidated financial statements shall be prepared in accordance with GAAP consistently applied throughout the periods involved (except as may be indicated in the notes thereto), and shall be delivered to the Purchaser within forty-five (45) days after the end of each calendar quarter or within seventy-five (75) days after the end of the fiscal year. All such statutory financial statements shall be prepared in accordance with SAP consistently applied throughout the periods involved, and shall be delivered to the Purchaser within two (2) Business Days after the date of filing of such statutory financial statements by each Insurance Subsidiary with its Home Insurance Department.

                     (b) From the date hereof until the Closing Date, as soon as practicable after it becomes available (and in any event within ten (10) days after the end of each calendar month) the Seller shall deliver to the Purchaser a true and complete list of all purchases, acquisitions, sales and dispositions during the previous month of investments owned by the Company or its Subsidiaries (the "Investment Portfolio"), and all investments and reinvestments of income and proceeds in respect thereof, including the dates of such transactions and the book value or amortized cost, market value and carrying value thereof on the books and records of account of such Persons as of the end of the previous month. As of a date ten (10) Business Days prior to the Closing, the Seller shall deliver to the Purchaser a true and complete statement of the securities and other investments in the Investment Portfolio.

                     5.9. Tax Matters. (a) The Seller shall, or shall cause the Company and/or its Continuing Subsidiaries to, prepare and file all Tax Returns of or including the Company and/or its Continuing Subsidiaries that are required to be filed (with extensions) on or before the Closing Date and shall pay all Taxes due with respect to such Tax Returns. All such Tax Returns will be made and filed by the Seller, the Company, and its Continuing Subsidiaries in a manner consistent with the prior practice of the Seller, the Company and its Continuing Subsidiaries.

                     (b) The Seller shall cause any tax sharing agreement or similar arrangement with respect to Taxes involving the Company or any of the Continuing Subsidiaries, on the one hand, and the Seller or any Affiliates of the Seller (other than the Company and the Continuing Subsidiaries), on the other hand, to be terminated effective as of the Closing Date, to the extent any such agreement or arrangement relates to the Company or its Continuing Subsidiaries, and after the Closing Date neither the Company and/or its Continuing Subsidiaries nor the Seller and/or its Affiliates shall have any obligation, whether to make payment or otherwise, under any such agreement or arrangement for any past, present or future period.

                     (c) The Purchaser shall cause the Company to hire KPMG to prepare, and shall instruct KPMG to deliver to the Seller no later than July 15, 2000, and July 15, 2001, respectively, all relevant Tax schedules, forms and information relating to the Company and the Continuing Subsidiaries, complete in all material respects, to permit their inclusion in the consolidated federal income Tax Returns of the Seller for the calendar year 1999 and the portion of the calendar year 2000 in which the Closing Date occurs. The Seller shall promptly reimburse the Company for (i) the fees and expenses of KPMG for the preparation of the relevant Tax schedules, forms and information for the 1999 taxable year, (ii) that portion of the aggregate fees and expenses of KPMG for the preparation of the relevant Tax schedules, forms and information for all of the 2000 taxable year which the ratio of the number of days in 2000 through the Closing Date bears to the number of days in 2000, and (iii) any of the Company's reasonable out-of-pocket expenses relating to the preparation of such schedules, forms and information.

                     (d) The Purchaser agrees that none of the Company, any of the Continuing Domestic Subsidiaries, or any affiliated group (within the meaning of Section 1504(a) of the Code) which includes the Company and/or the Continuing Domestic Subsidiaries shall claim in, or carryback to, any taxable year for which a consolidated return was filed by the Seller any item of loss, deduction or credit arising in any Post-Closing Tax Period. The Purchaser shall not allow or cause the Company or any of the Continuing Subsidiaries to take, or fail to take, any reasonable action or omit to take any reasonable action after the Closing Date (which the Seller has notified the Purchaser on or before the Closing Date and which relates to an accrual by the

Seller for any Pre-Closing Tax Period) if the taking of such action or the failure to take such action will increase the Taxes of the Company or any of the Continuing Subsidiaries for any Pre-Closing Tax Period.

                     (e) The Seller and the Purchaser agree that for income tax purposes the taxable period of the Company and the Continuing Domestic Subsidiaries which began on January 1 of the calendar year in which the Closing Date occurs shall be terminated as of the close of business on the Closing Date in accordance with Treasury Regulations Section 1.1502-76(b)(1) (other than transactions properly allocable thereunder to the portion of the day after the Closing shall occur) and items of income, gain, loss, deduction or credit shall be apportioned based upon a closing of the books for Tax purposes in accordance with Treasury Regulation Section 1.1502-76(b). No election shall be made under Treasury Regulation Section 1.1502-76(b)(2)(ii) (relating to ratable allocation of a year's items), and Treasury Regulation Section 1.1502-76(b)(2)(iii) will be applied to ratably allocate the items (other than extraordinary items, including, without limiting the generality of the foregoing, compensation items) for the month which includes the Closing Date. The Seller and the Purchaser further agree to file all Tax Returns (including, without limitation, all State income Tax Returns), handle the contest of any audit and otherwise act for all Tax purposes consistent with the provisions of this paragraph (e).

                     (f) Each of the Seller and the Purchaser will provide the other (and the other's attorneys, accountants and agents) with, and the Purchaser, after the Closing Date, shall, and shall cause the Company and the Continuing Subsidiaries to, cooperate in good faith with each other (including the copying of relevant records and access to relevant personnel) in connection with the preparation of any Tax Returns (including any amended Tax Returns), the determination of the requesting party's own liability for Taxes, any audit or other examination by any Taxing Authority, or any judicial or administrative proceedings relating to liability for Taxes. The party requesting assistance hereunder shall (i) make such request in writing and (ii) reimburse the other party for reasonable out-of-pocket expenses incurred in providing such assistance. Any information obtained pursuant to this Section 5.9(f) shall be held in strict confidence and shall be used solely in connection with the reason for which it was requested.

                     (g) The Seller shall be entitled to determine, in its sole discretion, the federal income Tax consequences of, and the reporting with respect to, the Underwriters U.K. Dividend.

                     (h) In the event that the aggregate net amount of Taxes (other than federal income Taxes) paid after the Closing Date by or with respect to the Company and the Continuing Subsidiaries for any Pre-Closing Tax Period (including the portion of any Straddle Period Taxes for which the Seller is responsible pursuant to Section 8.2(b) hereof) is less than the amount of the provision for such Taxes (other than for federal income Taxes) provided for on the Closing Balance Sheet (with the exclusion of any related deferred Taxes), the Purchaser shall pay the Seller upon the expiration of the statutes of limitation for all such Taxes (other than federal income Taxes) relating to such Pre-Closing Tax Periods (including extensions thereof) the amount by which such Tax provision (other than for federal income Taxes) exceeds the aggregate net amount of Taxes (other than federal income Taxes) paid by or with respect to the

Company and the Continuing Subsidiaries with respect to such periods. The determination of any such excess shall be made solely by the Purchaser in the exercise of its reasonable discretion.

                     (i) In addition to any other amounts payable to the Seller pursuant to this Agreement, there shall be payable to the Seller within five (5) Business Days after the date that the Final Closing Balance Sheet becomes available an amount equal to the provisions for current (1999 and year 2000 through the Closing Date) federal income Taxes of the Company and the Continuing Domestic Subsidiaries on the Closing Date Balance Sheet reduced by the amount of federal income Taxes that had theretofore been paid to the Seller pursuant to any Tax sharing agreement between the Company and the Seller.

                     (j) Without limiting the generality of Section 5.1(a), except as set forth on Schedule 5.9 or any of the other Schedules hereto, or as otherwise expressly contemplated by this Agreement, from the date hereof to and including the Closing Date, the Seller will not without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld), permit the Company or any of the Continuing Subsidiaries to directly or indirectly (a) make, change or revoke, or permit to be made, changed or revoked, any election or method of accounting, with respect to Taxes affecting the Company or the Continuing Subsidiaries for Post-Closing Tax Periods, (b) enter into, or permit to be entered into, any closing or other agreement or settlement with respect to Taxes of the Company or any of its Continuing Subsidiaries affecting or relating to Post-Closing Tax Periods, or (c) enter into any transaction or series of transactions other than in the ordinary course of business, or take any position on any Tax Return for any Pre-Closing Tax Period, that would have the effect of increasing the Company's or any Continuing Subsidiary's Tax liability for any Post-Closing Tax Period.

                     5.10. [Intentionally omitted]

                     5.11. Insurance Coverage. The Seller shall cooperate with the Purchaser in obtaining, at the expense of the Purchaser, continued or replacement insurance coverage, effective as of the Closing Date, providing coverage to the Company and the Continuing Subsidiaries comparable to that provided by the policies and Contracts listed on Schedule 3.27 that are not issued directly to the Company and the Continuing Subsidiaries. Without limiting the generality of the foregoing, the Seller shall provide such information, and cause the Company and its Continuing Subsidiaries to complete and execute such applications, as may be reasonably necessary to arrange for such continuation or replacement insurance coverage.

                     5.12. Intercompany Accounts; Affiliate Agreements. (a) Except as set forth in Schedule 5.12, the Seller shall cause all intercompany accounts receivable or payable (whether or not currently due or payable) between
(x) the Company or the Continuing Subsidiaries, on the one hand, and (y) the Seller or any of its Affiliates (other than the Company and the Continuing Subsidiaries), or any of the officers or directors of any of the Seller and any of its Affiliates (other than the Company and the Continuing Subsidiaries, or any of the officers or directors of the Company or any of the Continuing Subsidiaries), on the other hand, to be settled in full (without any premium or penalty, and at values mutually agreed upon by the parties hereto) at or prior to the Closing and reflected in the Closing Balance Sheet, except that none of the foregoing shall apply to any intercompany accounts in respect of Contracts between the Company or any of the Continuing Subsidiaries, on the one hand, and Underwriters U.K. and any of its Subsidiaries, on the other hand, the disposition of which shall be in accordance with the provisions of Section 5.12(b) below.

                     (b) Except as set forth in Schedule 5.12, all Affiliate Agreements and all Contracts between the Company or any of the Continuing Subsidiaries, on the one hand, and Underwriters U.K. or any of its Subsidiaries, on the other hand, shall be terminated and discharged without any further Liability or obligation thereunder effective at or prior to the Closing, upon terms and pursuant to instruments reasonably satisfactory to the Purchaser. Prior to the Closing, the Seller shall cause itself to be substituted for the Company and the Continuing Subsidiaries on the Credit Agreement or shall cause the Credit Agreement to be terminated without any further liability therewith on the part of the Company, its Continuing Subsidiaries or the Purchaser and shall cause all existing letters of credit, all of which are set forth in Schedule 5.12, provided by the Company or the Continuing Subsidiaries in support of Underwriters U.K. syndicates in effect on the Closing Date to be terminated without any liability to the Company, its Continuing Subsidiaries or the Purchaser.

                     5.13. Corporate Records. At or prior to the Closing, the Seller shall deliver to the Company all minute books, stock ledgers, stock books, canceled or unused stock certificates, corporate seals, books, records (including but not limited to, for all open Tax periods, any Tax Returns, records and worksheets relating to Taxes, as well as any Tax closing or settlement agreements and any Tax examinations or similar reports), files, personnel records, policy forms, stationery, software, data, documents and Properties of the Company or the Continuing Subsidiaries that are in the possession of any of the Seller or their other Affiliates.

                     5.14. Instruments. Except as specifically provided elsewhere herein (including without limitation with regard to Taxes and to proceeds of exercise of Seller Options), any monies, checks, drafts, money orders, postal notes and other instruments received after the Closing by the Seller or its Affiliates in payment of any amounts due the Company or any of the Continuing Subsidiaries (other than amounts due with respect to Taxes) shall be held in trust therefor and, forthwith after receipt by the Seller or such Affiliates thereof, be transferred and delivered by the Seller and such Affiliates to the Company or such Continuing Subsidiaries, as appropriate, and any such instruments made payable to the Seller or such Affiliates when so delivered shall bear all endorsements required to effectuate the transfer of the same to the Company or such Continuing Subsidiaries, as the case may be.

                     5.15. No-Hire Covenant. At all times from the Closing Date until the second anniversary thereof, the Seller will not, and will cause its Affiliates not to, directly or indirectly employ or hire any person set forth on
Schedule 5.15 or encourage any such person to leave such employment.

                     5.16. Covenant Not To Compete. (a) The Seller agrees that, for a period of one year after the Closing Date, it shall not and shall not permit any of its current or future Affiliates to compete directly or indirectly with the Company or the Continuing Subsidiaries and shall not and shall not permit any of its current or future Affiliates to engage or participate, directly or indirectly, in the reinsurance business ("Competing Business"), provided that nothing in the foregoing shall preclude Underwriters U.K. from undertaking through those of its Subsidiaries which engage, whether as principal or agent, in the business of insurance at Lloyd's, any business or activity in which such business may lawfully engage and which relates to the underwriting of insurance or reinsurance at Lloyd's. The Seller agrees that, for a period of one year after the Closing Date, it shall not and shall not permit any of its current or future Affiliates to acquire any interest in a company engaged in a Competing Business in the United States. Notwithstanding the foregoing, the Seller (i) may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange that engages in a Competing Business if the Seller is not a member of a group that controls such Person and does not, directly or indirectly, own 9.9% or more of any class of securities of such Person and (ii) may make additional investments in Lloyd's entities without limitation.

                     (b) The Seller agrees that, for a period of one year after the Closing Date, it shall not disclose to any Person not employed by the Company or any of its Subsidiaries or not engaged to render services to the Company or any of its Continuing Subsidiaries, and that it shall not use for the benefit of itself or others, any confidential information of the Company or any of its Continuing Subsidiaries and other Affiliates obtained by it while the Seller was a stockholder of the Company; provided, however, that this provision shall not preclude the Seller from use or disclosure of information if (i) use or disclosure of such information shall be required by applicable law or order of any Governmental Entity, (ii) use or disclosure of such information is reasonably required in connection with any claim against or involving the Seller or (iii) such information is readily ascertainable from public or published information (other than information known generally to the public as a result of a violation of this Section 5.16(b) by the Seller) or is known or subsequently developed by the Seller outside of its affiliation with the Company.

                     (c) The Seller agrees that a monetary remedy for a breach of the agreement set forth in this Section 5.16 will be inadequate and impracticable and further agrees that such a breach would cause the Purchaser irreparable harm, and that the Purchaser shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, the Seller agrees that the Purchaser shall be entitled to such injunctive relief, including temporary restraining orders and preliminary and permanent injunctions as determined by a court of competent jurisdiction.

                     (d) If any provision of this Section 5.16 is held invalid in part, it shall be curtailed, both as to time and location, to the minimum extent required for its validity and shall be binding and enforceable with respect to the Seller as so curtailed.

                     5.17. Reinsurance and Retrocession Agreements. Except as set forth on Schedule 5.17, the Seller shall cause the Company and each of its Subsidiaries not to, without the prior written consent of the Purchaser, enter into or commit to enter into any Outbound Reinsurance Contract or commute, amend, terminate or replace any Outbound Reinsurance Contract if the effect of any such action, considered together with all other such actions taken after the date hereof, would materially alter the terms and conditions of the reinsurance ceded by the Company and the Continuing Subsidiaries considered in the aggregate.

                     5.18. Distribution of Underwriters U.K. Shares. Prior to the Closing, the Seller shall cause the Company and its Subsidiaries to take such action as is necessary to cause the distribution of 100% of the outstanding equity interests of Underwriters U.K. to the Seller (such distribution being referred to herein as the "Underwriters U.K. Dividend").

                     5.19. BN Sale. Prior to the Closing, the Seller shall cause the Company and its Subsidiaries to sell at fair market value all of the shares of BN Corporation owned by the Company and its Subsidiaries for cash on terms and conditions that do not provide for any Liability or obligation of any kind on the part of the Company and its Subsidiaries (other than taxes payable in respect of such sale for which adequate reserves have been reflected on the Closing Balance Sheet) (the "BN Sale").

                     5.20. Options. (a) The Seller and/or the Company shall use its best efforts to ensure that, immediately prior to the Closing, all outstanding options to purchase any securities of the Company or any of its Subsidiaries ("Company Options") shall be canceled and shall be of no further force or effect. Either (x) the Seller and/or the Company will provide the Purchaser with evidence of such cancellation prior to the Closing or (y) the Seller shall fully indemnify the Company and the Purchaser for any Adverse Consequences associated with the cancellation of such options in excess of amounts accrued on the Closing Balance Sheet in accordance with Section 8.2(a).

                     (b) The Seller shall retain all Liabilities and obligations with respect to any options to acquire securities of the Seller ("Seller Options") held by any Employees of the Company or its Continuing Subsidiaries irrespective of whether such Seller Options were granted under a plan of the Seller, the Company, its Subsidiaries or otherwise. The Seller shall be entitled to all proceeds of exercises of the Seller Options and, subsequent to the Closing, the Purchaser shall cause the Company to pay over to the Seller any such proceeds received by it. The Purchaser will, and will cause the Company and the Continuing Subsidiaries to, in each case at the Seller's expense, cooperate reasonably with the Seller to facilitate exercises of Seller Options which occur after the Closing.

                     5.21. Stay Bonuses; Severance; Other Plans.

                     (a) Stay Bonuses. Schedule 5.21 lists all existing stay bonus or similar arrangements for Employees. The Seller shall retain responsibility and Liability for any such arrangements with respect to employees of Venton Holdings Ltd. (UK) and its Subsidiaries ("Venton Employees"). The Company shall retain responsibility and Liability for all other such arrangements.

                     (b) Severance Plans. As of the Closing, all Employees (other than Venton Employees) will participate in the Purchaser's Severance Pay Plan for U.S. employees, and for purposes of entitlement to severance benefits, will receive credit for all years of service with the

Company or the Continuing Subsidiaries prior to the Closing. Seller shall cause the Company to terminate any other severance pay plans covering Employees not later than the Closing.

                     (c) Incentive Plans. (i) Seller will assume liability for payments to be made to all Venton Employees under any incentive or bonus plans maintained by the Company or the Subsidiaries.

                     (ii) No further grants will be made under the Company's 1998 Long Term Incentive Plan after the date hereof.

                     (d) Golden Parachutes. The Seller agrees to structure all stay bonuses, severance and other compensation arrangements for compensation to be paid prior to the Closing Date ("Pre-Closing Payments") to any person who is a "disqualified person" (within the meaning of Section 280G(c) of the Code) by the Seller (whether directly or indirectly, including by any other Person whose relationship to the Seller is such as to require attribution of stock ownership with the Seller under Section 318(a) of the Code), the Company or the Continuing Subsidiaries so that (i) no portion of such Pre-Closing Payments will constitute a "parachute payment" under Section 280G(b)(2)(A) of the Code (a "Parachute Payment"), and (ii) with respect to Pre-Closing Payments made to the persons identified on Schedule 5.21 as disqualified persons, no portion of such Pre-Closing Payments, when combined with payments made to such persons on or after the Closing Date which are considered to be contingent on a change (I) in the ownership or effective control of the Seller, or (II) in the ownership of a substantial portion of the assets of the Seller, within the meaning of Section 280G(b)(2)(a)(i) of the Code ("Post-Closing 280G Payments"), will constitute a Parachute Payment, provided that the aggregate present value of such Post-Closing 280G Payments (as determined under Section 280G of the Code) does not exceed the amount set forth opposite each such disqualified person's name in
Schedule 5.21 (such amount, for each such disqualified person, being referred to as the "Parachute Payment Shortfall"). The Seller will not make any payments whatsoever on or after the Closing Date to any disqualified person if such payment would cause such disqualified person's Parachute Payment Shortfall to decrease. The Purchaser agrees to indemnify and hold harmless the Seller for any Taxes imposed upon, or assumed by Seller pursuant to Section 8.2(b) of this Agreement, by reason of any Post-Closing 280G Payment made by the Purchaser (whether directly or indirectly, including by any other Person whose relationship to the Purchaser is such as to require attribution of stock ownership with the Purchaser under Section 318(a) of the Code), the Company or the Continuing Subsidiaries to any such disqualified person, but only if the present value of such Post-Closing 280G Payment (as determined under Section 280G of the Code) exceeds such disqualified person's Parachute Payment Shortfall.

                     (e) Pension and Welfare Benefit Plans. As of and after the Closing, all Employees will, at the Purchaser's option, either become participants in the pension and welfare benefit plans ("Benefit Plans") of the Purchaser or will continue to participate in existing Plans of the Company and the Continuing Subsidiaries. Employees who become participants in the Purchaser's Benefit Plans will receive credit for service with the Company and the Continuing Subsidiaries for eligibility and vesting purposes, but not for purposes of benefit accrual.

                     5.22. Indemnification of Brokerage. The Seller agrees to pay the Seller's Fee and to indemnify and hold harmless the Purchaser from any claim or demand for commission or other compensation by any Investment Broker claiming to have been employed by or on behalf of the Company, any of its Subsidiaries or the Seller in connection with the transactions contemplated hereby, and to bear the cost of legal expenses incurred in defending against any such claim. The Purchaser agrees to pay the Purchaser's Fee and to indemnify and hold harmless the Seller from any claim or demand for commission or other compensation by any Investment Broker claiming to have been employed by or on behalf of the Purchaser in connection with the transactions contemplated hereby, and to bear the cost of legal expenses incurred in defending against any such claim.

                     5.23. Transitional Assistance. For a period not to extend past the first anniversary of the Closing Date, the Purchaser agrees to make available to the Seller at reasonable times the services of the Company personnel who have heretofore been responsible for financial reporting and accounting matters relating to the operations of Underwriters U.K. for the purpose of providing assistance to the Seller with regard to the review of such matters. The Seller will reimburse the Company for any costs incurred in connection with providing such assistance. The Seller acknowledges that none of the Purchaser, the Company or any Continuing Subsidiary shall be responsible for, or have any liability to, the Seller arising out of any action or failure to act by such employee with respect to such assistance.

                     5.24. Certain Matters. Prior to the Closing, the Company shall adopt practices that will enable it to comply with the Texas statistical data reporting requirement from and after January 1, 2000. The Purchaser shall cause the Company to use commercially reasonable efforts (i) to take such reasonable actions with respect to the right of offset under the Auto Treaty as the Seller may direct and (ii) except as directed by the Seller, not to take any action which would impact in any material respect the right of offset under the Auto Treaty (other than to rescind or commute the Auto Treaty, which the Purchaser may elect to do in its sole discretion). To the extent that, subsequent to the Closing, the Auto Treaty has not been rescinded and additional margin is earned on the Auto Treaty, the Purchaser shall pay to the Seller an amount equal to 50% of such additional margin, such payment to be made on the third anniversary of the Closing Date.

                                   ARTICLE VI.

             CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CLOSE

                     The obligation of the Purchaser to purchase the Shares at the Closing shall be subject to the satisfaction of the following conditions at or prior to the Closing (unless waived by the Purchaser):

                     6.1. Representations, Warranties and Covenants. Except as set forth in the following sentence, each of the representations and warranties of the Seller contained in this Agreement which are qualified as to materiality shall be true and correct in all respects, and each of those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and, except for any such representations and warranties which are made as of and relate solely to a particular date (which shall be true and correct as of such date), as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The representation and warranty set forth in
Section 3.8 (Title to Shares) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Seller shall have performed and complied in all material respects with all covenants and agreements (other than those in Section 5.18, Section 5.19 and Section 5.20) required to be performed or complied with by the Seller on or prior to the Closing Date. The Seller shall have performed and complied in all respects with the covenants and agreements contained in Section 5.18,
Section 5.19 and Section 5.20.

                     6.2. Consents. All Consents set forth on Schedule 6.2 or otherwise required in connection with the purchase and sale of the Shares and the consummation of the Closing shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon the Purchaser, the Company or its Subsidiaries or any of their respective Affiliates of any material condition, restriction or required undertaking or any conditions or restrictions which, individually or in the aggregate, (i) impair or interfere with the ability of the Purchaser or the Company and its Subsidiaries, taken as a whole, to conduct their respective businesses substantially in the manner as such businesses are now being conducted, (ii) impair or interfere with the ability of any Affiliate of the Purchaser to conduct its business substantially in the manner as such business is now being conducted if such impairment or interference, individually or in the aggregate, is material to the Purchaser's North American property and casualty reinsurance operations or (iii) have or are reasonably likely to have a Material Adverse Effect.

                     6.3. No Proceedings. No injunction, order, decree or judgment shall have been issued by any Governmental Entity of competent jurisdiction and be in effect, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which in each case restrains or prohibits the consummation of the purchase and sale of the Shares or imposes material limitations on the ability of the Purchaser to exercise full rights of ownership of the Shares or requires the divestiture by the Purchaser of the Shares or by the Company, the Purchaser or any of their Affiliates of any material assets or businesses. No action or proceeding before any court or regulatory authority, domestic or foreign, shall have been instituted or threatened by (i) any Governmental Entity which seeks to prevent or delay the consummation of the purchase and sale of the Shares, impose material limitations on the ability of the Purchaser to exercise full rights of ownership of the Shares, require the divestiture by the Purchaser of the Shares or by the Company, the Purchaser or any of their Affiliates of any material assets or businesses, or which challenges the validity or enforceability of this Agreement or (ii) by any other Person which seeks to prevent or delay the consummation of the purchase and sale of the Shares, impose material limitations on the ability of the Purchaser to exercise full rights of ownership of the Shares, require the divestiture by the Purchaser of the Shares or by the Company, the Purchaser or any of their Affiliates of any material assets or businesses, or which challenges the validity or enforceability of this Agreement unless the Seller agrees to fully indemnify in accordance with Article VIII hereof the Purchaser and any Purchaser Indemnitee from any and all Adverse Consequences resulting from or arising out of such action or proceeding, including any settlement thereof, to the extent such damages are not already subject to indemnification by the Seller pursuant to Article VIII hereof or a separate agreement of the Seller.

                     6.4. HSR Act. The required waiting period applicable to the purchase and sale of the Shares under the HSR Act shall have expired or been earlier terminated.

                     6.5. Opinions of Counsel to the Seller. The Purchaser shall have received the opinion of Dewey Ballantine LLP, or other counsel to the Seller, which counsel is reasonably acceptable to the Purchaser, dated the Closing Date, and substantially in the form attached hereto as Exhibit B.

                     6.6. Certificates. The Seller shall have delivered to the Purchaser a certificate dated the Closing Date, signed by an executive officer thereof, certifying as to the fulfillment of the conditions set forth in Section
6.1. In addition, the Seller shall have furnished the Purchaser with such other certificates and closing documents as the Purchaser may reasonably request and as are customary for transactions such as those contemplated hereby.

                     6.7. Resignation of Directors. Any directors of the Company and the Continuing Subsidiaries who are designated by the Purchaser for replacement shall have delivered to the Purchaser their written resignations as directors of such companies, effective upon the Closing.

                     6.8. Transfer Taxes. The Seller shall have caused all appropriate stock transfer Tax stamps to be affixed to the certificate or certificates representing the Shares so sold and delivered. The Seller, the Company and the Purchaser shall cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, transfer gains or similar taxes (including, without limitation, any New York State Real Estate Transfer Tax) which become payable in connection with the sale of the Shares pursuant to this Agreement (collectively, "Transfer Taxes"). The Seller and the Purchaser each shall pay one-half of any Transfer Taxes shown as due on such returns; provided, however, that in no event shall the Purchaser's liability for Transfer Taxes exceed $30,000.

                     6.9. No Material Adverse Change. Since September 30, 1999, no change or event has occurred or condition exists that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect.

                     6.10. Employment Agreements. The employment agreements dated the date hereof between the Company and each of the Employees named in
Schedule 6.10 shall be in full force and effect (the "Employment Agreements").

                     6.11. Retrocession Agreements. The New Retro shall be in full force and effect.

                                  ARTICLE VII.

              CONDITIONS TO THE OBLIGATIONS OF THE SELLER TO CLOSE

                     The obligations of the Seller to sell the Shares at the Closing shall be subject to the satisfaction of the following conditions at or prior to the Closing (unless waived by the Seller):

                     7.1. Representations, Warranties and Covenants. Each of the representations and warranties of the Purchaser contained in this Agreement which are qualified as to materiality shall be true and correct in all respects, and each of those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and, except for any such representations and warranties which are made as of and relate solely to a particular date (which shall be correct as of such date), as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Purchaser shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by the Purchaser hereunder on or prior to the Closing Date.

                     7.2. Consents. All of the Purchaser Insurance Approvals shall have been duly obtained, made or given and shall be in full force and effect.

                     7.3. No Proceedings. No injunction, order, decree or judgment shall have been issued by any Governmental Entity of competent jurisdiction and be in effect, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which, in each case restrains or prohibits the consummation of the purchase and sale of the Shares; and no action or proceeding before any court or regulatory authority, domestic or foreign, shall have been instituted or threatened by (i) any Governmental Entity which seeks to prevent or delay the consummation of the purchase and sale of the Shares or which challenges the validity or enforceability of this Agreement or (ii) by any other Person which seeks to prevent or delay the consummation of the purchase and sale of the Shares or which challenges the validity or enforceability of this Agreement unless the Purchaser agrees to fully indemnify in accordance with Article VIII hereof the Seller and any Seller Indemnitee from any and all Adverse Consequences resulting from or arising out of such action or proceeding, including any settlement thereof, to the extent such damages are not already subject to indemnification by the Purchaser pursuant to Article VIII hereof or a separate agreement of the Purchaser.

                     7.4. HSR Act. The required waiting period applicable to the purchase and sale of the Shares under the HSR Act shall have expired or been earlier terminated.

                     7.5. Opinion of Counsel to the Purchaser. The Seller shall have received the opinion of Willkie Farr & Gallagher, counsel to the Purchaser, or other counsel to the Purchaser which counsel is reasonably acceptable to the Seller, dated the Closing Date, and substantially in the form attached hereto as Exhibit C.

                     7.6. Certificates. The Purchaser shall have delivered to the Seller a certificate dated the Closing Date, signed by an executive officer thereof, certifying as to the fulfillment of the conditions set forth in Section 7.1.

                                  ARTICLE VIII.

                                 INDEMNIFICATION

                     8.1. Survival. The representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect as follows:

                     (a) the representations and warranties set forth in Section
3.6 (Capitalization of Company), Section 3.7 (Capitalization of Subsidiaries),
Section 3.8 (Title to Shares), Section 3.32 (No Brokers) and Section 3.33 (Environmental Matters) shall survive indefinitely;

                     (b) the representations and warranties set forth in Section
3.24 (Employee Benefit Plans) and Section 3.28 (Tax Matters) shall survive for the applicable statutes of limitation;

                     (c) the representations and warranties set forth in this Agreement (other than those referred to in Section 8.1(a) and 8.1(b) and other than those set forth in Section 3.1 (Organization and Qualification of the Seller), Section 3.2 (Authorization, Validity and Enforceability), Section 3.3 (No Conflicts), Section 3.4 (Consents and Approvals), Section 3.11 (Liabilities), Sections 3.12(a) and (b) (Absence of Changes), Section 3.17(c) (Agents and Producers; Fronting), and Section 3.30 (Affiliate Transactions), which shall survive for the period prescribed in Section 8.1(d)) shall not survive the Closing;

                     (d) (i) the representations and warranties set forth in
Section 3.1 (Organization and Qualification of the Seller), Section 3.2 (Authorization, Validity and Enforceability), Section 3.3 (No Conflicts),
Section 3.4 (Consents and Approvals), Section 3.11 (Liabilities), Section 3.12(b) (Absence of Changes), Section 3.17(c) (Agents and Producers; Fronting), and Section 3.30 (Affiliate Transactions) of this Agreement shall expire on the first anniversary of the Closing Date and (ii) the representations and warranties set forth in Section 3.12(a) (Absence of Changes) of this Agreement shall expire on the first anniversary of the date hereof; and

                     (e) no claim or action for breach of any representation or warranty shall be asserted or maintained by any party hereto after the expiration thereof pursuant to the preceding clauses (a), (b), (c) and (d) except for claims made in writing after the Closing Date and prior to such expiration or actions (whether instituted before or after such expiration) based on any claim made in writing after the Closing Date and prior to such expiration. All rights in respect of any breach of any covenant or agreement set forth in this Agreement shall survive indefinitely unless otherwise expressly provided for herein. Except as set forth in clause (B) of the proviso to Section 8.2(a) below, in the event of a breach of any of such representations, warranties, covenants or agreements, the party to whom such representations, warranties, covenants or agreements have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement, whether at law or equity, regardless of any knowledge of, disclosure to, or investigation made by or on behalf of, such party on or before the Closing Date.

                     8.2. Indemnification of the Purchaser. (a) Subject to the limitations set forth in Section 8.1 above and, except in the case of any claim related to Taxes (a "Tax Claim"), which shall be governed exclusively by Section 8.2(b) of this Agreement, the Seller agrees to indemnify the Purchaser and its successors, permitted assigns, directors, officers, employees and Affiliates ("Purchaser Indemnitees") from and against all liabilities, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses ("Adverse Consequences"), arising out of or resulting from (x) any breach of any representation or warranty of the Seller contained in this

Agreement or in any certificate delivered to the Purchaser in connection with the Closing, (y) the breach or nonperformance of any covenant or agreement of the Seller contained in this Agreement, and (z) (1) the BN Sale and (2) the exercise, cancellation or other disposition of the Company Options to the extent the Liabilities are in excess of amounts accrued on the Closing Balance Sheet in respect of such Company Options, and any and all actions, suits, proceedings, judgments, costs and expenses incidental to any of the foregoing; provided, however, that (A) for purposes of the indemnification provided under Section 8.2(a)(x) (other than in respect of the breach or inaccuracy of Sections 3.6, 3.7, 3.8, 3.24 and 3.28 to which the deductible shall not apply), the Seller shall have no obligation to indemnify the Purchaser Indemnitees until such time, if any, as, and only to the extent that, the aggregate amount of the Adverse Consequences arising out of all such breaches exceeds $15,000,000 and (B) for purposes of the indemnification provided under Section 8.2(a)(x), the Seller shall have no obligation to indemnify the Purchaser Indemnitees in respect of a breach of Section 3.12(a) to the extent the event giving rise to the breach occurred after the date of this Agreement and either was disclosed in writing to the Purchaser or the Purchaser otherwise had knowledge of the event prior to the Closing; and provided, further, that for purposes of the indemnification provided in Section 8.2(a)(x), the obligations of the Seller to indemnify the Purchaser Indemnitees shall be limited to the aggregate payments equal to the Purchase Price (other than in respect of the breach or inaccuracy of the representation and warranties set forth in Sections 3.28 and 3.33 which shall not be so limited). For purposes of the indemnification provided in Section 8.2(a)(x), in determining whether the representations and warranties of the Seller have been breached, no effect will be given to any materiality qualifier or dollar threshold set forth in such representations and warranties or related definitions.

                     (b) Seller Indemnity for Taxes. The Seller shall indemnify and hold harmless the Purchaser, the Company, and the Continuing Subsidiaries and their respective successors and permitted assigns from all Adverse Consequences without duplication attributable to Pre-Closing Taxes. For purposes of this Agreement, "Pre-Closing Taxes" shall mean (i) all liability for Taxes of the Company and its Continuing Subsidiaries for Pre-Closing Tax Periods if, and to the extent that, such Taxes exceed the provision for Taxes on the Closing Balance Sheet (excluding any provision for current federal income Taxes) and the Seller's portion of the Straddle Period (as set forth below); (ii) all liability resulting by reason of the failure of the Company or Continuing Subsidiaries to file any Tax Returns that are required to be filed (with extensions) on or before the Closing Date; (iii) all liability resulting by reason of the several liability of the Company and its Continuing Subsidiaries pursuant to Treasury Regulations Section 1.1502-6 or any analogous state, local or foreign law or regulation or by reason of the Company and its Continuing Subsidiaries having been a member of any consolidated, combined or unitary group on or prior to the Closing Date; (iv) all liability for Taxes resulting by reason of the Company and its Continuing Subsidiaries ceasing to be members of the affiliated group (within the meaning of section 1504(a) of the Code) that includes the Seller on the Closing Date; (v) all liability attributable to any misrepresentation or breach of warranty made by the Seller in Section 3.28 of this Agreement; (vi) all liability for Taxes attributable to the breach of any covenant under Section
5.9 or 6.8 of this Agreement; (vii) all Taxes attributable to the BN Sale and the Underwriters U.K. Dividend; and (viii) all liability for Taxes of any other Person pursuant to any Contract entered into on or before the Closing Date. Any taxable period of the Company or any of the

Continuing Subsidiaries that begins before the Closing Date and ends after the Closing Date shall constitute a "Straddle Period" for purposes of this Agreement. In the case of a Straddle Period, the Seller shall be solely responsible for all Taxes attributable to the portion of the period ending on, and which includes, the Closing Date, and the Purchaser shall be solely responsible for all Taxes attributable to the portion of the period which begins after the Closing Date. For purposes of this Agreement, the portion of any Tax that is attributable to the portion of a Straddle Period up to and including the Closing Date shall be (i) in the case of a Tax that is not based on net income, gross income, sales or gross receipts (including real property taxes), the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Straddle Period up to and including the Closing Date, and the denominator of which is the total number of days in such Straddle Period, and (ii) in the case of a Tax that is based on any of net income, gross income, sales or gross receipts, the Tax would be due with respect to the portion of the Straddle Period through and including the Closing Date, if such portion of the Straddle Period were a separate Pre-Closing Tax Period and such Tax were calculated with the methodology in Section 5.9(e) hereof, except that exemptions, allowances, deductions or credits that are calculated on an annual basis (such as the deduction for depreciation or capital allowances) shall be apportioned on a per diem basis.

                     (c) In the case of any Tax Return for any Straddle Period, the Purchaser shall provide the Seller with copies of the completed Tax Return for such taxable period, together with such related work papers and other documents as the Seller shall reasonably request, no later than thirty (30) days before the due date for the filing of such Tax Return. The Seller and its authorized representatives shall have the right to review the Tax Returns received from the Purchaser pursuant to the terms of this Section 8.2(c). The Seller and the Purchaser agree to consult each other and resolve in good faith any issues arising under the terms of this Section 8.2(c) as a result of the review of any such Tax Returns received from the Purchaser. If the parties are unable to resolve any dispute within sixty (60) business days after the receipt of any such Tax Returns, the parties shall refer the dispute to the Neutral Auditors to act as an arbitrator to resolve the disagreement. The Neutral Auditors' determination shall be final and binding upon the parties, and all fees and expenses relating to the engagement of the Neutral Auditors shall be shared equally by the Seller and the Purchaser. If such disputes have not been resolved prior to the due date for filing of such Tax Return, the Tax Return in question, to the extent any issues thereon remain unresolved, shall be filed in accordance with the positions taken by the Purchaser provided that the fact that such Tax Return will have been filed in accordance with the Purchaser's position shall not be taken into account for purposes of any dispute resolution. If a determination is made by the Neutral Auditors after a Tax Return is filed that the Purchaser's position was inappropriate, the Purchaser shall promptly file an amended Tax Return (to the extent permitted by applicable law) reflecting the final decision of the Neutral Auditors, and the Purchaser shall pay the amount of any refund of Tax (or the portion thereof attributable to the Seller) shown on such amended Tax Return to the Seller no later than three (3) days after the date of the filing of such amended Tax Return.

                     (d) Any refund of Taxes with respect to the Company or any of the Continuing Subsidiaries that is received with respect to any Pre-Closing Tax Period shall be for the account of the Seller. To the extent that the Purchaser, the Company or any Continuing

Subsidiary thereof receives any such refund of Taxes after the Closing Date with respect to any such Pre-Closing Tax Period, the amount of such refund of Taxes shall be promptly paid to the Seller.

                     8.3. Indemnification Provisions for Benefit of the Seller. The Purchaser agrees to indemnify the Seller and its successors, permitted assigns, directors, officers, employees and Affiliates ("Seller Indemnitees") from and against all Adverse Consequences arising out of or resulting from (a) any breach of any representation or warranty of the Purchaser contained in this Agreement, or (b) the breach or nonperformance of any covenant or agreement of the Purchaser contained in this Agreement, and any and all actions, suits, proceedings, judgments, costs and expenses incidental to the foregoing; provided, however, that the obligation of the Purchaser to indemnify the Seller Indemnitees pursuant to this Section 8.3 shall be limited to aggregate payments equal to the Purchase Price. For purposes of the indemnification provided in this Section 8.3, in determining whether the representations and warranties of the Purchaser have been breached, no effect will be given to any materiality qualifier or dollar threshold set forth in such representations and warranties or related definitions.

                     8.4. Matters Involving Third Parties Other Than Tax Claims.
(a) If any third party shall notify any party (the "Indemnified Party") with respect to any matter (a "Third-Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party") under this
Article VIII, then the Indemnified Party shall promptly (and in any event within two (2) Business Days after receiving written notice of the Third-Party Claim) notify the Indemnifying Party thereof in writing; provided, however, that failure to provide such written notice on a timely basis shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent the Indemnifying Party is materially prejudiced by such failure.

                     (b) The Indemnifying Party shall, upon receipt of such notice and upon its irrevocably and unconditionally notifying the Indemnified Party in writing that it shall indemnify all Indemnified Parties in respect of such matter, be entitled to participate in or, at the Indemnifying Party's option, assume at its own expense the defense, appeal or settlement of such Third-Party Claim with respect to which such indemnity has been invoked with counsel of its own choosing (who shall be reasonably satisfactory to the Indemnified Party), and the Indemnified Party shall fully cooperate with the Indemnifying Party in connection therewith including contesting such Third-Party Claim or making any counterclaim against the Person asserting such Third-Party Claim; provided, however, that if the Indemnifying Party assumes the defense, appeal or settlement of such Third-Party Claim, (i) the Indemnifying Party shall reimburse the Indemnified Party for out of pocket expenses incurred by the Indemnified Party (such as travel costs, but not internal time charges) and (ii) the Indemnified Party shall be entitled to employ one counsel to represent itself if an actual conflict of interest exists in the opinion of counsel to the Indemnified Party between the Indemnifying Party and the Indemnified Party in respect of such Third-Party Claim and in that event the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party (it being understood that all Indemnified Parties may employ not more than one counsel to represent them at the expense of the Indemnified Party). Any Indemnified Party is hereby authorized prior to the date on which its receives written notice from the Indemnifying Party that it intends to assume the defense, appeal or settlement of such Third-Party Claim, to file any motion, answer or other pleading and take such other action which it shall reasonably deem necessary to protect its interest or that of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party, provided that, prior to filing such motion, answer or other pleading or taking such other action, the Indemnified Party shall have made reasonable efforts to consult with the Indemnifying Party. In the event that the Indemnifying Party fails to assume the defense, appeal or settlement of such Third-Party Claim within twenty (20) days after receipt of notice thereof from the Indemnified Party, such Indemnified Party shall have the right to undertake the defense or appeal of or settle or compromise such Third-Party Claim on behalf of and for the account and risk of the Indemnifying Party.

                     (c) Except as set forth in Section 8.4(b), no claim or demand may be settled by the Indemnified Party without the consent of the Indemnifying Party, which consent shall not be unreasonably delayed or withheld. Unless the claim or demand seeks only dollar damages (all of which are to be paid by the Indemnifying Party), no such claim or demand may be settled by the Indemnifying Party without the consent of the Indemnified Party, which consent shall not be unreasonably delayed or withheld.

                     8.5. Matters Involving Tax Claims. If a Tax Claim is made or threatened by any Taxing Authority that, if successful, may result in an indemnity payment under Section 8.2(b), the Purchaser shall promptly notify the Seller, stating the nature and basis of such claim and the amount thereof, to the extent known. Failure to give such notice shall not relieve the Seller from any liability that it may have on account of this indemnification or otherwise, except to the extent that the Seller is prejudiced in the defense of such claim thereby. The Seller will have the right, at its option, upon timely notice to the Purchaser, to assume at its own expense control of any audit or other defense of any Tax Claim (other than a Tax Claim relating solely to Taxes of any of the Company or its Continuing Subsidiaries for a Straddle Period) with its own counsel if the Seller acknowledges its indemnification liability for such claim. The Seller's right to control a Tax Claim will be limited to issues in respect of which amounts in dispute would be paid by the Seller or for which the Seller would be liable pursuant to Section 8.2(b). Costs of such Tax Claims are to be borne by the Seller unless the Tax Claim relates to a Straddle Period, in which event such costs shall be fairly apportioned. The Purchaser and each of the Company and the Continuing Subsidiaries at their own expense shall cooperate with the Seller in contesting any Tax Claim, which cooperation shall include the retention and, upon the Seller's request, the provision of records and information that are reasonably relevant to such Tax Claim and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder. Notwithstanding the foregoing, the Seller shall neither consent nor agree to the settlement of any Tax Claim with respect to any liability for Taxes that may affect the liability for any state, federal or foreign income tax of the Company or the Continuing Subsidiaries or any affiliated group (as defined in section 1504(a) of the Code) of which any of the Company or the Continuing Subsidiaries is a member for any Post-Closing Tax Period without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld and neither the Seller, nor any entity related to the Seller, shall file an amended Tax Return that may increase the liability for Taxes of any of the Company or the

Continuing Subsidiaries for any Post-Closing Tax Period without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld. The Purchaser and the Seller shall jointly control all proceedings taken in connection with any claims for Taxes relating solely to a Straddle Period of any of the Company or the Continuing Subsidiaries and each party shall bear its own out-of-pocket costs and expenses of the contest and all joint costs and expenses of the contest shall be borne in the same ratio as the applicable proposed Tax would be allocated.

                     8.6. Matters Not Involving Third-Party Claims. Any indemnifiable claim that is not a Third-Party Claim shall be asserted by written notice to the Indemnifying Party.

                     8.7. Collateral Source Recoveries. The amount of an indemnification payment in respect of an Adverse Consequence required to be made to any Purchaser Indemnitee or Seller Indemnitee hereunder shall be limited to the amount of any Adverse Consequence that remains after deduction therefrom of
(i) any actual and realized Tax benefits received by the Indemnified Party as a direct result of the Adverse Consequence and (ii) any third-party insurance recoveries relating to the Adverse Consequence giving rise to the indemnification claim paid to the Indemnified Party; provided, however, that nothing in this Section 8.7 shall limit in any way the ability of the Company or the Purchaser to (i) take (or refrain from taking, as the case may be) any position for Tax purposes that the Purchaser or the Company determines to take (or refrain from taking) in its sole discretion, or (ii) refrain from pursuing any third party insurance recovery that the Purchaser or the Company, as the case may be, determines would be commercially inadvisable to pursue.

                     8.8. Purchase Price Adjustment. The Purchaser and the Seller agree to treat any payments under this Article VIII as an adjustment to the Purchase Price for all Tax purposes.

                     8.9. Exclusive Remedy. If the Closing occurs, except as specifically provided in Section 5.22 hereof, absent fraud, the indemnification provided for in this Article VIII shall be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement.

                                   ARTICLE IX.

                                   TERMINATION

                     9.1. Termination of Agreement. This Agreement may be terminated prior to the Closing:

                     (a) by either the Purchaser, on the one hand, or by the Seller, on the other hand, upon written notice to the other if, without fault of the terminating party, the Closing shall not have occurred on or before April 30, 2000; provided, however, that if all conditions to the obligations of the Purchaser, on the one hand, and the Seller, on the other hand, to consummate the Closing (as set forth in Articles VI and VII hereof), other than obtaining the Insurance Approvals, have then been satisfied, and the Purchaser and/or the Seller are diligently seeking to obtain such outstanding Insurance Approvals, then the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party hereto, and the obligations hereunder of the


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

parties hereto shall be extended, until June 30, 2000; and provided, further, that the right to terminate this Agreement under this Section 9.1(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such dates;

                     (b) at any time by mutual agreement in writing of the parties hereto;

                     (c) by the Purchaser if (i) there shall have been a breach of any representation or warranty (without giving effect to any materiality or similar qualifications contained therein) of the Seller that has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or (ii) there shall have been a breach of any covenant or agreement on the part of the Seller that has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, in each case which breach shall not have been sufficiently cured within ten (10) days following written notice to the Seller of such breach so that it would no longer have, or be reasonably likely to have, a Material Adverse Effect;

                     (d) by the Seller if (i) there shall have been a material breach of any representation or warranty (without giving effect to any materiality or similar qualifications contained therein) of the Purchaser or
(ii) there shall have been a material breach of any covenant or agreement on the part of the Purchaser, in each case which breach shall not have been sufficiently cured within ten (10) days following written notice to the Purchaser of such breach so that it would no longer constitute a material breach;

                     (e) by the Seller pursuant to, and subject to any limitations set forth in, Section 2.1(d);

                     (f) by the Seller or the Purchaser if: (i) there shall be a final, non-appealable order of a federal, state or foreign court in effect preventing consummation of the transactions contemplated hereby; or (ii) there shall be any final action taken, or any final statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity that would make consummation of the transactions contemplated hereby illegal; provided, however, that the right to terminate this Agreement under this Section 9.1(f) shall not be available to any party whose breach of any provision or whose failure to perform any obligation under this Agreement has been the cause of such order, action, statute, rule or regulation.

                     9.2. Effect of Termination. Except as provided in the following sentence, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability or obligation to any other party hereto in respect of this Agreement, except that the provisions of Section 5.6 (Press Releases), Section 5.22 (Indemnification of Brokerage), Article X (Miscellaneous) and this Section 9.2 shall survive any such termination. Nothing herein shall relieve any party from liability for any breach of any of its covenants or agreements or willful breach of its representations or warranties contained in this Agreement prior to termination of this Agreement or any obligations hereunder.


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

                                   ARTICLE X.

                                  MISCELLANEOUS

                     10.1. Notices. Any notices and other communications required to be given pursuant to this Agreement shall be in writing and shall be effective upon delivery by hand or upon receipt if sent certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one of the other means specified in this Section 10.1 as promptly as practicable thereafter). Notices are to be addressed as follows:

                     (a) If to the Seller to:

                         Alleghany Corporation
                         375 Park Avenue
                         New York, New York 10152
                         Attn: Robert M. Hart, Esq.
                         Telecopy No.: (212) 759-8149

                         with a copy to:

                         Dewey Ballantine LLP
                         1301 Avenue of the Americas
                         New York, New York 10019-6092
                         Attn:  Aileen C. Meehan, Esq.
                         Telecopy No.: (212) 259-6333

                     (b) If to the Purchaser to:

                         Swiss Re America Holding Company
                         175 King Street
                         Armonk, New York 10504
                         Attn: David J. Walsh, Esq.
                         Telecopy No.: (914) 828-7000

                         with a copy to:

                         Willkie Farr & Gallagher
                         787 Seventh Avenue
                         New York, NY 10019-6099
                         Attn:  John S. D'Alimonte, Esq.
                         Telecopy No.: (212) 728-8111
or to such other respective addresses as any of the parties hereto shall designate to the others by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

                     10.2. Fees and Expenses. Except as provided herein, each of the parties hereto shall pay its own respective fees and expenses (including, without limitation, the fees of any other attorneys, accountants, investment bankers or other Representatives) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated. Without limiting the foregoing, the fees and expenses of the Company incurred prior to the Closing in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company and shall be fully accrued on the Closing Balance Sheet.

                     10.3. Entire Agreement; Waivers and Amendments. This Agreement (including the Exhibits and Schedules hereto and the documents and instruments referred to herein) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto. This Agreement may be amended or modified, and the terms hereof may be waived, only by a writing signed by all parties hereto or, in the case of a waiver, by the party entitled to the benefit of the terms being waived.

                     10.4. Assignment; Binding Effect. This Agreement may not be assigned or delegated, in whole or in part, by any party hereto without the prior written consent of the other party hereto, except that the Purchaser shall have the right at any time, without such consent, to assign, in whole or in part, its rights hereunder to any wholly owned Subsidiary of Swiss Reinsurance Company, provided that such assignment shall not relieve the Purchaser of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.


                     10.5. Severability. If any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent declared invalid or unenforceable without affecting the validity or enforceability of the other provisions of this Agreement, and the remainder of this Agreement shall remain binding on the parties hereto. However, if any such provision shall be declared unenforceable due to its scope, breadth or duration, then it shall be modified to the scope, breadth or duration permitted by law or Governmental Entities and shall continue to be fully enforceable as so modified.

                     10.6. No Third-Party Beneficiaries. This Agreement is for the benefit of the parties hereto and is not intended to confer upon any other Person any rights or remedies hereunder.

                     10.7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of law thereof.


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

                     10.8. Consent to Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in Manhattan, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 10.8 shall be deemed effective service of process on such party.

                     10.9. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                     10.10. Interpretation. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

                     10.11. Captions. The Article and Section headings in this Agreement are inserted for convenience of reference only, and shall not affect the interpretation of this Agreement.

                     10.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                     10.13. Extension; Waiver. At any time prior to the Closing Date, either party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement of the other party or (c) waive compliance with any of the agreements or conditions contained in this Agreement of the other party. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay on the part of any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right nor any single or partial exercise of any such right preclude any further exercise thereof or the exercise of any other such right.


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
                     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

                                           ALLEGHANY CORPORATION

                                           By:  /s/  John J. Burns, Jr.
                                                ----------------------------
                                                Name: John J. Burns, Jr.
                                                Title: President and chief
                                                       executive officer

                                           SWISS RE AMERICA HOLDING
                                           CORPORATION

                                           By:  /s/  James P. Slattery
                                                ----------------------------
                                                Name: James P. Slattery
                                                Title: President

                                           By:  /s/  John Baily
                                                ----------------------------
                                                Name: John Baily
                                                Title: Vice President


                                       64